As filed with the Securities and Exchange Commission on April 16, 2012

Registration Statement No. 333-180213

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF CERTAIN REAL ESTATE COMPANIES

Apollo Residential Mortgage, Inc.

(Exact name of registrant as specified in its governing instruments)

Apollo Residential Mortgage, Inc.

c/o Apollo Global Management, LLC

9 West 57th Street, 43rd Floor,

New York, New York 10019

(212) 515-3200

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

John J. Suydam, Esq.

Vice President & Secretary

ARM Manager, LLC

9 West 57th Street, 43rd Floor,

New York, New York 10019

(212) 515-3200

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Jay L. Bernstein, Esq. Andrew S. Epstein, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Tel (212) 878-8000 Fax (212) 878-8375	William J. Cernius, Esq. Raymond Y. Lin, Esq. Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Tel (212) 906-1200 Fax (212) 751-4864

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(4)	Amount of Registration Fee(1)(3)(4)
Common Stock, $0.01 par value per share	$300,000,000.00	$34,380

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes the offering price of common stock that may be purchased by the underwriters upon the exercise of their option to purchase additional shares.
(3)	Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, filing fees aggregating $10,354.96 have already been paid with respect to unsold securities registered pursuant to the registrant’s Registration Statement on Form S-11 (File No. 333-172980) initially filed with the Securities and Exchange Commission on March 21, 2011, and are being carried forward. As a result, the registrant is offsetting a portion of the registration fee of $34,380 due for this offering against the $10,354.96 that is remaining from the registration fee previously paid.
(4)	Pursuant to the initial filing of this Registration Statement filed on March 19, 2012, the registrant previously registered shares of common stock with a proposed maximum aggregate offering price of $250,000,000 for which a filing fee of $28,650 was paid (including the $10,354.96 that is remaining from the registration fee previously paid). The registrant is increasing the proposed maximum aggregate offering price by $50,000,000 to $300,000,000, and in connection therewith, has paid an additional registration fee in the amount of $5,730.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

PROSPECTUS ISSUED APRIL 16, 2012

13,900,000 Shares

COMMON STOCK

Apollo Residential Mortgage, Inc. is a residential real estate finance company that invests in, finances and manages mortgage-backed securities, residential mortgage loans and other residential mortgage assets in the United States. We are externally managed and advised by ARM Manager, LLC, or our Manager, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, which, together with its subsidiaries, we refer to as Apollo.

We are offering 13,900,000 shares of our common stock as described in this prospectus. All of the shares of our common stock offered by this prospectus are being sold by us. Our common stock is listed on the New York Stock Exchange under the symbol “AMTG.”

The underwriters have agreed to purchase our common stock from us at a price of $           per share, which will result in approximately $           million of total net proceeds to us after deducting offering expenses to us. The underwriters propose to offer the shares of common stock from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Underwriting.”

On April 13, 2012, the last reported sales price for our common stock on the New York Stock Exchange was $18.88 per share.

We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2011. We believe that we have been organized and have operated in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2011, and we intend to continue to be organized and operate in such a manner. To assist us in qualifying as a REIT, among other purposes, stockholders are generally restricted, subject to certain exceptions, from owning more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common or capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

We have granted the underwriters the right to purchase up to 2,085,000 additional shares of our common stock from us at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 15 of this prospectus. You should also read carefully the risk factors described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of common stock sold in this offering will be ready for delivery on or about                     , 2012.

Morgan Stanley	Credit Suisse	J.P. Morgan
JMP Securities	Nomura	Stifel Nicolaus Weisel	RBS

The date of this prospectus is                     , 2012

You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock.

You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus, and the information incorporated by reference into this prospectus, including our audited consolidated financial statements and the accompanying notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Except where the context suggests otherwise, the terms “company,” “we,” “us” and “our” refer to Apollo Residential Mortgage, Inc., a Maryland corporation, together with its consolidated subsidiaries; references in this prospectus to “Apollo” refer to Apollo Global Management, LLC, together with its subsidiaries; and references in this prospectus to “our Manager” refer to ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC. References in this prospectus to “assets under management” refer to assets under management as defined in Appendix I. Unless indicated otherwise, the information in this prospectus assumes the common stock to be sold in this offering is to be sold at $18.88 per share, which is the last reported sale price of our common stock on the New York Stock Exchange on April 13, 2012 and no exercise by the underwriters of their option to purchase up to an additional 2,085,000 shares of our common stock. The following defines certain of the commonly used terms: “Agency” or “Agencies” refer to a federally chartered corporation, such as Fannie Mae or Freddie Mac, or an agency of the U.S. Government, such as Ginnie Mae; references to “RMBS” refer to residential mortgage-backed securities; references to “Agency RMBS” refer to RMBS issued or guaranteed by the Agencies while “non-Agency RMBS” refer to RMBS that are not issued or guaranteed by the Agencies; references to “ARMs” refers to adjustable rate mortgages; references to “Agency Derivatives” refer to interest-only and inverse interest-only securities used to collateralize Agency RMBS; and “Alt-A mortgage loans” means residential mortgage loans made to borrowers whose qualifying mortgage characteristics do not conform to Agency underwriting guidelines and generally, Alt-A mortgage loans allow homeowners to qualify for a mortgage loan with reduced or alternate forms of documentation.

Our Company

Apollo Residential Mortgage, Inc. is a residential real estate finance company that invests in residential mortgage assets in the United States. Our principal objective is to provide attractive risk-adjusted returns to our stockholders over the long term, primarily through dividend distributions and secondarily through capital appreciation. We pursue this objective by selectively constructing a portfolio of assets that currently consists of Agency RMBS and non-Agency RMBS whose underlying collateral includes fixed rate mortgages, ARMs and Agency Derivatives, and that over time we may invest in a broader range of other residential mortgage assets, including residential mortgage loans, reaching a fully diversified portfolio over the course of 2012 and the first half of 2013. We believe that the initial focus of investing in Agency RMBS and to a lesser extent non-Agency RMBS has enabled us to take advantage of favorable market conditions that currently exist for these asset classes. We believe that the diversification of our portfolio of assets over time, our Manager’s expertise within our target asset classes and the flexibility of our strategy will enable us to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles. We refer to the assets we target for acquisition as our target assets.

We are externally managed and advised by ARM Manager, LLC, or our Manager, an indirect subsidiary of Apollo Global Management, LLC. We utilize and leverage the extensive expertise of our Manager, and its management team. Founded in 1990, Apollo is a leading global alternative investment manager with a contrarian and value-oriented investment approach, with total assets under management of approximately $75 billion as of December 31, 2011. Apollo has significant and longstanding experience in residential real estate markets through a number of investments made by Apollo managed funds. We believe that utilizing and leveraging the extensive expertise of our Manager allows us to differentiate our company from our peers in the acquisition of our target assets. Specifically, we believe that our Manager’s deep understanding of RMBS market fundamentals, as well as its ability to analyze, model and set value parameters around the individual mortgages that collateralize Agency RMBS and non-Agency RMBS, enables our Manager to selectively acquire assets for us that present attractive risk-adjusted return profiles and the potential for capital appreciation. We are led by our Chief Executive Officer, Michael A. Commaroto, who has over 25 years of experience in the residential mortgage market. In addition, to Mr. Commaroto, our Manager’s personnel is comprised of an experienced team of senior residential mortgage trading and finance professionals, including Stuart A. Rothstein, who serves as our Chief Financial Officer. Messrs. Commaroto and Rothstein are supported by Keith Rosenbloom, our Manager’s Agency RMBS portfolio manager, Paul Mangione, our Manager’s non-Agency RMBS portfolio manager, and a team of other senior personnel who have significant experience investing in, financing and managing residential mortgage assets. Our Manager also draws upon the extensive transactional, financial, managerial and investment skills of Apollo’s private equity, capital markets and real estate investment professionals. We believe our relationship with Apollo provides us with significant advantages in sourcing, evaluating, underwriting and managing investments in our target assets.

We completed our initial public offering, or IPO, and a related private placement, or the Private Placement, on July 27, 2011, pursuant to which we raised an aggregate gross proceeds of approximately $205 million. We also use leverage to increase potential returns to our stockholders. We use leverage for the primary purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates. Through December 31, 2011, we entered into master repurchase agreements with 17 counterparties representing over $3.6 billion of potential funding capacity, and are in discussions with a number of other financial institutions in order to potentially provide us with additional repurchase agreement capacity.

As of December 31, 2011, we held a diversified portfolio comprised of Agency RMBS with a principal balance of approximately $1.2 billion and an amortized cost of approximately $1.1 billion and non-Agency RMBS with a principal balance of approximately $198 million and an amortized cost of approximately $114 million. We financed this portfolio with approximately $1.1 billion of repurchase agreement borrowings at December 31, 2011 collateralized by approximately $1.1 billion of Agency RMBS and $111 million of non-Agency RMBS. We had entered into interest rate swap agreements to effectively fix the floating interest rate of $345 million of borrowings under our repurchase agreements at December 31, 2011.

We are organized as a Maryland corporation and intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2011. We generally will not be subject to U.S. federal income tax on our net taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act.

Our Portfolio

As of December 31, 2011, we held a diversified portfolio comprised of Agency RMBS with a principal balance of approximately $1.2 billion and an amortized cost of approximately $1.1 billion and non-Agency RMBS with a principal balance of approximately $198 million and an amortized cost of approximately $114 million. As illustrated in the following table, the estimated fair value of the Agency RMBS and non-Agency RMBS at December 31, 2011 was approximately $1.1 billion and $112.3 million, respectively and the average weighted yield on these purchases as of December 31, 2011 was 2.7% and 13.0%, respectively. The following table also sets forth certain additional information regarding our investments at December 31, 2011:

(in thousands, except percentages)	Principal Balance	Unamortized Premium (Discount)	Amortized Cost (1)	Unrealized Gain (Loss)	Estimated Fair Value(1)	Net Weighted Average Coupon(2)	Weighted Average Yield(3)
Agency RMBS:
15 year fixed-rate	$107,878	$5,055	$112,933	$953	$113,886	3.5%	2.4%
30 year fixed-rate	721,605	46,587	768,192	5,959	774,151	4.5	2.9
ARM	214,438	10,127	224,565	(143)	224,422	2.8	1.5
Agency Derivatives	125,099	(108,901)	16,198	(531)	15,667	4.4	13.2

Total Agency RMBS	1,169,020	(47,132)	1,121,888	6,238	1,128,126	4.1	2.7

Non-Agency RMBS	198,257	(84,275)	113,982	(1,636)	112,346	1.0	13.0

Total	$1,367,277	($131,407)	$1,235,870	$4,602	$1,240,472	3.6%	3.7%

(1)	Includes unsettled purchases with an aggregate cost of $121,019 and estimated fair value of $121,294 at December 31, 2011.
(2)	Net weighted average coupon is presented net of servicing and other fees.
(3)	Weighted average yield incorporates future prepayment and loss assumptions.

Distributions to stockholders

To date, our board of directors has authorized and we have declared the following dividends:

Declaration Date	Record Date	Payment Date	Amount per Share
December 15, 2011	December 31, 2011	January 12, 2012	$0.30
March 6, 2012	March 31, 2012	April 30, 2012	$0.75

Our Manager and Apollo

Our Manager is an indirect subsidiary of Apollo Global Management, LLC. Our Manager is a direct subsidiary of Apollo Capital Management, L.P., a registered investment adviser. Pursuant to the terms of a management agreement between us and our Manager, our Manager is responsible for administering our business activities and day-to-day operations and provides us with our management team and appropriate support personnel. Our Manager at all times is subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it. We do not have employees.

Our Manager has access to Apollo’s senior management team, which has extensive experience in identifying, financing, analyzing, hedging and managing real estate and real estate-related equity, debt and mezzanine investments, as well as a broad spectrum of other private equity and capital markets investments. Our Manager has formed an Investment Committee which advises and consults with our Manager’s senior management team with respect to our investment strategy, investment portfolio holdings, sourcing, financing and leverage strategies and investment guidelines. In addition to Messrs. Commaroto and Rothstein, our Manager’s Investment Committee consists of senior executives of Apollo, including Marc E. Becker (Partner of Apollo’s private equity business), Frederick N. Khedouri (Partner of Apollo Management International LLP), Eileen Patrick (Principal, Strategic Planning and Development of Apollo’s capital markets business), Justin Stevens (Principal of Apollo’s private equity business) and James Zelter (Managing Partner of Apollo’s capital markets business). Our Manager’s Investment Committee has over 115 years of investment experience in the aggregate.

Founded in 1990, Apollo is a leading global alternative investment manager with a contrarian and value-oriented investment approach in private equity, credit-oriented capital markets and real estate. Apollo has a flexible mandate that enables it to invest opportunistically across a company’s capital structure throughout economic cycles. Apollo’s contrarian nature is reflected in (1) many of the businesses in which it invests, which are often in industries that its competitors typically avoid, (2) the often complex structures Apollo employs in some of its investments and (3) its experience in investing during periods of uncertainty or distress in the economy or financial markets when many of its competitors reduce their investment activity. Apollo has a long-standing presence in the real estate market and extensive relationships with the real estate investment, corporate, lending and brokerage communities. Apollo’s experience and these relationships are valuable sources for deal flow and real estate market intelligence. Apollo is led by its managing partners, Leon Black, Joshua Harris and Marc Rowan, who have worked together for more than 20 years and lead a team of 548 employees, including 201 investment professionals as of December 31, 2011. This team possesses a broad range of transactional, financial, managerial and investment skills. Apollo has offices in New York, Los Angeles, Houston, London, Frankfurt, Singapore, Luxembourg, Hong Kong and Mumbai.

We believe that Apollo’s integrated approach towards investing distinguishes it from other alternative asset managers. Apollo had total assets under management of approximately $75 billion as of December 31, 2011.

We believe our relationship with Apollo provides us with significant advantages in sourcing, evaluating, underwriting and managing investments. Apollo has long-standing relationships with its investors, as well as extensive corporate finance and lending relationships, all of which we believe facilitate attractive and creative means to originate transactions and finance our business.

Our Business Strengths and Competitive Advantages

The following summarizes the key strengths and competitive advantages of our business:

•	Experienced management team

Our Manager’s personnel is comprised of an experienced team of senior residential mortgage trading and finance professionals, including Michael A. Commaroto, who serves as our Chief Executive Officer, and Stuart A. Rothstein, who serves as our Chief Financial Officer. Messrs. Commaroto and Rothstein are supported by Keith Rosenbloom, our Manager’s Agency RMBS portfolio manager, Paul Mangione, our Manager’s non-Agency RMBS portfolio manager, and a team of other senior personnel who have significant experience investing in, financing and managing residential mortgage assets. Our Manager also draws upon the extensive transactional, financial, managerial and investment skills of Apollo’s private equity, capital markets and real estate investment professionals. We believe our relationship with Apollo provides us with significant advantages in sourcing, evaluating, underwriting and managing investments in our target assets.

•	Opportunistic and flexible investment strategy

Our Manager’s investment team is opportunistic and flexible, which enables us to adapt to shifts in economic, real estate and capital market conditions and to exploit inefficiencies in the residential mortgage market as attractive investment opportunities arise. Consistent with this strategy, our investment decisions depend on prevailing market conditions and may change over time in response to opportunities available in different economic and capital market conditions. We believe this approach allows us to identify undervalued opportunities in all market cycles across our target assets, often before other investors identify such opportunities.

•	Significant benefits from our relationship with Apollo

Apollo generally operates its global franchise as an integrated investment platform with a free flow of information across its businesses. Apollo’s investment professionals interact frequently across its businesses on a formal and informal basis. We believe Apollo’s integrated investment model offers us deep industry relationships, market intelligence and execution capabilities that support the implementation and growth of our business. Our Manager also draws upon the experience of Apollo’s operating partners which we believe provides us with differentiated expertise. Apollo’s managing partners have worked together for more than 20 years and lead a team of 201 investment professionals as of December 31, 2011. This team possesses a broad range of transactional, financial, managerial and investment expertise, including the creation of publicly traded vehicles.

Our Manager is able to leverage Apollo’s perspective and expertise in debt capital markets. As of December 31, 2011, Apollo’s credit-oriented capital markets funds had total assets under management of approximately $31.9 billion. As of December 31, 2011, these vehicles include distressed and event-driven hedge funds, mezzanine funds, senior credit funds, and a European non-performing loan fund. We believe that Apollo’s broad participation in real estate and debt capital markets provides our Manager with insights to evaluate opportunities across the spectrum of our target assets, including Agency RMBS, non-Agency RMBS and residential mortgage loans, and identify those opportunities offering the most compelling risk-return profile.

•	Comprehensive investment process and risk management

Our Manager’s senior personnel have extensive experience analyzing and managing the interest rate risk, maturity risk, prepayment risk and liquidity risk associated with owning a leveraged portfolio of residential mortgage assets. Our Manager’s expertise includes the ability to effectively finance these assets in order to enhance the returns from our target assets and appropriately hedge our financing to protect against adverse changes in interest rates.

Consistent with Apollo’s credit-oriented investment approach, the foundation of our investment strategy is based on a deep understanding of the collateral that we purchase as part of residential mortgage loan pools as well as the collateral underlying our non-Agency RMBS.

We believe that access to portfolio companies of funds managed by Apollo and deep industry knowledge and relationships provides our Manager with an informed perspective when evaluating the fundamental drivers impacting our business. We believe that this investment approach provides an advantage relative to many of our competitors and enables us to better identify attractive investment opportunities and assess the performance, risk and returns that we should expect from any particular investment.

•	Superior sourcing capabilities

Our Manager utilizes Apollo’s extensive proprietary relationships in the public and private real estate ownership, development, financing and services communities. These relationships are complemented by those with Apollo’s corporate private equity and capital markets operating partners in multiple industry categories. We believe this and other relationships provide us with additional means to source investments in our target assets and originate residential mortgage loans to the extent we expand our investment strategy to include the origination of such loans. We also expect our Manager’s relationship with Apollo to provide us with access to

Apollo’s deep, longstanding relationships with major U.S. financial institutions and we expect to be able to access residential mortgage asset and securitization opportunities from these relationships. We believe these relationships enable our Manager to identify new investment opportunities as we seek to deploy our capital and maximize our risk-adjusted returns.

•	Portfolio of recent investments

We have deployed substantially all of the proceeds from our IPO and the Private Placement. Our portfolio consists solely of investments which we acquired or originated since July 2011. We believe we have a competitive advantage relative to other existing comparable mortgage REITs and lenders because we do not have a legacy portfolio of lower-return or problem real estate assets that could potentially dilute our returns and distract our Manager’s focus from our investment strategy.

•	Alignment of Apollo’s and our interests

We have taken steps to structure our relationship with Apollo and our Manager so that our interests and those of Apollo, our officers and our Manager, are closely aligned. Concurrent with the consummation of our IPO, we completed the Private Placement in which Apollo and certain of its affiliates, including our officers, purchased 250,000 shares of our common stock at a purchase price of $20.00 per share for aggregate proceeds of $5 million. As a result of the Private Placement, Apollo and certain of its affiliates, including our officers, beneficially owned 2.4% of our outstanding common stock as of December 31, 2011, excluding shares of our common stock to be issued upon the settlement of outstanding and vested restricted stock units. Further, as of December 31, 2011, our independent directors, our officers, our Manager’s personnel and our Manager had been granted 51,250 shares of restricted common stock and/or restricted stock units under the Apollo Residential Mortgage, Inc. 2011 Equity Incentive Plan, or our 2011 equity incentive plan, and had acquired an additional 20,000 shares of our common stock which represented approximately 0.7% of the outstanding number of shares of our common stock. We believe that the significant investment in us by Apollo and certain of its affiliates, and our officers’ and our Manager’s and its personnel’s equity ownership in us, aligns our interests with those of Apollo and our officers and our Manager, which creates an incentive for Apollo, our officers and our Manager to maximize returns for our stockholders.

Our Investment Strategy

Our principal objective is to provide attractive risk-adjusted returns to our stockholders over the long term, primarily through dividend distributions and secondarily through capital appreciation. We pursue this objective by selectively constructing a portfolio of assets that currently consists of Agency RMBS and non-Agency RMBS, and that over time we may invest in a broader range of other residential mortgage assets, including residential mortgage loans, reaching a fully diversified portfolio over the course of 2012 and the first half of 2013. We primarily expect to source residential mortgage loans through bulk acquisitions of pools of whole loans originated by third parties. Our plan is to finance these loan purchases primarily through securitizations we create as the private non-Agency RMBS market begins to recover. We may, in the future, seek to originate these assets, leveraging the experience of Apollo’s operating partners.

Our Manager’s senior personnel have proven expertise in both Agency and non-Agency RMBS portfolio management, underwriting, due diligence and residential mortgage valuation, which enables us to identify and capitalize on a range of opportunities in RMBS and other residential mortgage asset classes. We believe that the diversification of our portfolio of assets over time, the expertise of our Manager within our target asset classes and the flexibility of our strategy will enable us to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

We rely on our Manager’s expertise in identifying assets within the target assets described below and, to the extent that leverage is employed, efficiently financing those assets. Our Manager makes decisions based on a variety of factors, including expected risk-adjusted returns, credit fundamentals, liquidity, availability of adequate financing, borrowing costs and macroeconomic conditions, as well as maintaining our REIT qualification and our exemption from registration under the 1940 Act.

In order to capitalize on the changing sets of investment opportunities that may be present in the various points of an economic cycle, we may expand or refocus our investment strategy by emphasizing investments in different parts of the capital structure and different sectors of real estate. Our investment strategy may be amended from time to time by our board of directors. We are not required to seek stockholder approval when amending our investment strategy.

Our Target Assets

The following is a summary of the assets that we target for investment:

Asset classes	Principal assets
Agency RMBS	Agency RMBS, primarily whole pool Agency RMBS, and Agency CMOs.

Non-Agency RMBS	Non-Agency RMBS, including highly rated, as well as non-investment grade and unrated, tranches backed by Alt-A mortgage loans, subprime mortgage loans and prime mortgage loans, which may be adjustable-rate, hybrid or fixed-rate.

Residential Mortgage Loans	Prime mortgage loans, jumbo mortgage loans, Alt-A mortgage loans and subprime mortgage loans. These may be performing, sub-performing and non-performing and may be adjustable-rate, hybrid or fixed-rate.

Other Residential Mortgage Assets	Interest only and principal only Agency RMBS and non-Agency RMBS, inverse floating rate and floating rate securities, and other Agency and non-Agency RMBS derivative securities, as well as other financial assets, including common stock, preferred stock and debt of other real estate-related entities.

In addition, in the future we may invest in assets other than our target assets, in each case subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act.

Our Financing Strategy

As described in detail below, we use conservative levels of borrowings as part of our financing strategy. Our financing sources include the net proceeds of this offering and borrowings in the form of repurchase agreements, warehouse facilities, securitizations, resecuritizations, bank credit facilities (including term loans and revolving facilities), and public and private equity and debt issuances, in addition to transaction or asset specific funding arrangements.

We use leverage primarily for the purpose of financing our portfolio and to increase potential returns to our stockholders and not for the purpose of speculating on changes in interest rates. We are not required to maintain any particular debt-to-equity leverage ratio, the amount of leverage we employ for particular assets depend upon the availability of particular types of financing and our Manager’s assessment of the credit, liquidity, price volatility and other risks of those assets and financing counterparties. We have initially financed our RMBS with repurchase agreement financing. At December 31, 2011, we had entered into master repurchase agreements with 17 counterparties representing over $3.6 billion of potential funding capacity, and are in discussions with additional financial institutions in order to potentially provide us with additional repurchase agreement capacity. As of December 31, 2011, we had approximately $1.1 billion outstanding under our repurchase facilities. Over time, as market conditions change, in addition to these financings, we may use other forms of leverage, including warehouse facilities, securitizations, resecuritizations, bank credit facilities (including term loans and revolving facilities), and public and private equity and debt issuances, in addition to transaction or asset-specific funding arrangements. We may, however, be limited or restricted in the amount of leverage we may employ by the terms and provisions of our financings or other agreements that we may enter into in the future, and we may be subject to margin calls as a result of our financing activity. In addition to these financings, we may use other forms of leverage over time as market conditions change.

Our Hedging Strategy

Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes, we pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Our hedging activity varies in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. As of December 31, 2011, we had entered into interest rate swap agreements designed to mitigate the effects of increases in interest rates under a portion of our repurchase agreements. These interest rate swap agreements provide for fixed interest rates indexed off of LIBOR and effectively fix the floating interest rates on approximately $345 million of borrowings under our repurchase agreements as of December 31, 2011.

We record derivative and hedging transactions in accordance with accounting principles generally accepted in the U.S., or GAAP. We chose not to pursue hedge accounting for these interest rate swaps and will record the change in estimated fair value related to interest rate swap agreements in earnings. As a result, our operating results may suffer because losses, if any, on these interest rate swaps may not be offset by a change in the fair value of the related hedged transaction or item.

Investment Process

Our investment strategy is implemented through a highly disciplined investment process that will extend to asset sourcing, screening and risk management, initial due diligence and underwriting, evaluation and approval by our Manager’s Investment Committee and asset management and portfolio monitoring.

Summary Risk Factors

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under the heading “Risk Factors” in this prospectus, as well under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference into this prospectus, before purchasing our common stock. If any of such risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

•

We depend on our Manager and its key personnel for our success and upon their access to Apollo’s investment professionals and partners. We may not find a suitable replacement for our Manager if our management agreement is terminated, or if key personnel leave the employment of our Manager or Apollo or otherwise become unavailable to us.

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Our management agreement was negotiated between related parties and its terms, including fees payable to our Manager, may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

•

The termination of our management agreement may be difficult and require payment of a substantial termination fee or other amounts, including in the case of termination for unsatisfactory performance, which may adversely affect our inclination to end our relationship with our Manager.

•

Our Manager manages our portfolio pursuant to very broad investment guidelines and our board of directors does not approve each investment decision made by our Manager, which may result in our making riskier investments.

•	There are various conflicts of interest in our relationship with Apollo which could result in decisions that are not in the best interests of our stockholders.

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We have limited operating history and may not be able to operate our business successfully, find suitable investments, or generate sufficient revenue to make or sustain distributions to our stockholders.

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We operate in a competitive market for investment opportunities and future competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these securities.

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We may change our operational policies (including our investment guidelines, strategies and policies and the targeted assets in which we invest) with the approval of our board of directors but without stockholder consent or notice at any time, which may adversely affect the market value of our common stock and our ability to make distributions to our stockholders.

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We use leverage as part of our investment strategy but we do not have a formal policy limiting the amount of debt we may incur. Our board of directors may change our leverage policy without stockholder consent.

•

We cannot at the present time predict the unintended consequences and market distortions that may stem from far-ranging governmental intervention in the economic and financial system or from regulatory reform of the oversight of financial markets.

•

Loss of our exemption under the 1940 Act would adversely affect us, the market price of shares of our common stock and our ability to distribute dividends, and could result in the termination of the management agreement with our Manager.

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We may depend on repurchase agreements, warehouse facilities, securitizations, resecuritizations and bank credit facilities (including term loans and revolving facilities) to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business. We intend to rely on short-term financing and thus are especially exposed to changes in the availability of financing.

•	We may enter into hedging transactions that could expose us to contingent liabilities in the future and adversely impact our financial condition.

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The mortgage loans that we will acquire, and the mortgage and other loans underlying the RMBS, respectively, that we will acquire, are subject to delinquency, foreclosure and loss, which could result in losses to us.

•	The lack of liquidity of our assets may adversely affect our business, including our ability to value and sell our assets.

•

We cannot assure you of our ability to make distributions in the future. Although we currently do not intend to do so, we could be required to sell assets, borrow funds, make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities, or utilize a portion of the net proceeds of this offering to fund our distributions.

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Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, and our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and applicable state and local tax, which would reduce the amount of cash available for distribution to our stockholders.

•	Complying with REIT requirements may force us to liquidate or forego otherwise attractive investments.

Conflicts of Interest

We do not have any employees and we rely completely on our Manager to provide us with investment and advisory services. Our Chairman, Chief Executive Officer and Chief Financial Officer also serve as officers of our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees, expense reimbursements and other amounts payable to our Manager, may not be as favorable to us as if it had been negotiated at arm’s length between unaffiliated third parties.

Certain of our officers and directors, and the officers and other personnel of our Manager, also serve or may serve as officers, directors or partners of Apollo as well as Apollo sponsored funds, including new affiliated potential pooled investment vehicles or managed accounts not yet established, whether managed or sponsored by Apollo’s affiliates or our Manager (we refer to all of the foregoing as Other Apollo Vehicles). Accordingly, the ability of our Manager and its officers and other personnel to engage in other business activities may reduce the time our Manager spends managing our business. In addition, officers and other personnel of our Manager may have obligations to those entities, the fulfillment of which might not be in the best interests of us or our stockholders.

Our Manager and Apollo Global Management, LLC have agreed that, for so long as our management agreement is in effect and Apollo Global Management, LLC controls our Manager, neither they nor any entity controlled by Apollo Global Management, LLC will sponsor or manage any U.S. publicly traded REIT that invests primarily in the asset classes described in “—Our Target Assets” other than us. However, our Manager, Apollo Global Management, LLC and their respective affiliates may sponsor or manage another U.S. publicly traded REIT that invests generally in real estate assets but not primarily in our target assets. In September 2009, Apollo launched Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI), or ARI, which originates, acquires, invests in and manages performing commercial first mortgage loans, commercial mortgage-backed securities, mezzanine financings and other commercial real estate-related debt investments in the United States.

A private equity fund managed by Apollo has made an investment in and controls Vantium Capital Markets, L.P., or Vantium, an entity that invests in residential mortgages and other related assets. Vantium is in the process of winding down its existing portfolio of mortgage assets and has ceased acquiring assets. In addition, another affiliate of Apollo manages through certain separate accounts a portfolio of RMBS and other mortgage related assets. Other than Vantium and this separate account, no existing Other Apollo Vehicle currently focuses on our target asset classes as part of its core investment strategy and no existing Other Apollo Vehicle currently holds significant investments in our target assets. However, it is possible that in the future such Other Apollo Vehicles as well as existing or future separate accounts managed by Apollo may from time to time acquire our target assets as a part of their larger business strategies. To the extent such Other Apollo Vehicles or such other separate accounts that may be organized in the future seek to acquire our target assets, the scope of opportunities otherwise available to us may be adversely affected and/or reduced. Our Manager and Apollo have an investment allocation policy in place that is intended to ensure that every Apollo vehicle, including our company, is treated in a manner that, over time, is fair and equitable. According to this policy, investments may be allocated by taking into account factors, including but not limited to, available capital and net asset value of the investment vehicles, suitability of the investment, order size, investment objectives, permitted leverage and available financing, current income expectations, the size, liquidity and duration of the available investment, seniority and other capital structure considerations and the tax implications of an investment. In certain circumstances, the allocation policy provides for the allocation of investments pursuant to a pre-defined arrangement that is other than pro-rata. The investment allocation policy may be amended by our Manager and Apollo at any time without our consent.

In addition to the fees payable to our Manager under the management agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize our residential mortgage loans, Apollo and/or our Manager may act as collateral manager. In addition, an affiliate of Apollo may act as servicer for some of our mortgage loans or for any securitization vehicles we may establish. In any of these or other capacities, Apollo and/or our Manager may receive market based fees for their roles, but only if approved by a majority of our independent directors.

We may, in the future, invest in, acquire or sell assets to joint ventures with affiliates of Apollo or co-invest with, purchase assets from, sell assets to or arrange financing from or provide financing to Other Apollo Vehicles. Any such transactions will require approval by a majority of our independent directors under our management agreement. In certain instances we may invest alongside Other Apollo Vehicles in different parts of the capital structure of the same issuer. Depending on the size and nature of such investment, such transactions may require approval by a majority of our independent directors. To the extent we co-invest with Other Apollo Vehicles, we will not be responsible for fees other than as set forth in our management agreement, except our proportionate share of fees if approved by a majority of our independent directors.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors and executive officers, as well as employees of our Manager, from engaging in any transaction that involves an actual conflict of interest with us except under guidelines approved by our board of directors. Directors, executive officers and personnel of the Manager who are employees of Apollo are also subject to Apollo’s Code of Business Conduct and Ethics.

Dividend Reinvestment Plan

In the future, we intend to adopt a dividend reinvestment plan that will permit stockholders who elect to participate in the plan to have their cash dividends reinvested in additional shares of our common stock.

Restrictions on Ownership and Transfer of Our Capital Stock

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our capital stock. Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, waive the 9.8% ownership limit with respect to a particular stockholder if such ownership will not then or in the future jeopardize our qualification as a REIT. Our board of directors has established an exemption from this ownership limit which permits Apollo and certain of its affiliates to collectively hold up to 25% of our common stock. Our board of directors has also established an exemption from the ownership limit for another group of commonly controlled private funds (not affiliated with Apollo) to collectively hold up to the greater of 1,540,500 shares of our common stock or 15% of our common stock. Our charter also prohibits any person from, among other things, beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause us to fail to qualify as a REIT.

Our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer of shares of our capital stock would result in our capital stock being beneficially owned by fewer than 100 persons or the transfer to a charitable trust would be ineffective for any reason to prevent a violation of the other restrictions on ownership and transfer of our capital stock, the transfer resulting in such violation will be void.

THE OFFERING

Common stock offered by us	13,900,000 shares (plus up to an additional 2,085,000 shares of our common stock that we may issue and sell upon the exercise of the underwriters’ option to purchase additional shares).

Common stock to be outstanding after

this offering	24,182,847 shares (excludes up to an additional 2,085,000 shares of our common stock that we may issue and sell upon the exercise of the underwriters’ option to purchase additional shares).

Use of proceeds	We intend to contribute the net proceeds of this offering to our subsidiaries which in turn will use such proceeds to acquire Agency RMBS, non-Agency RMBS and other residential mortgage assets included in our investment strategy and to the extent consistent with maintaining our REIT qualification. Until appropriate assets can be identified, our Manager may invest the net proceeds of this offering in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. See “Use of Proceeds.”

Distribution policy	We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly dividends in an amount equal to our net taxable income.

On December 15, 2011, we declared a dividend in respect of the fourth quarter of 2011 of $0.30 per share payable to stockholders of record on December 31, 2011, which was paid on January 12, 2012. On March 6, 2012, we declared a dividend of $0.75 per share, which is payable on April 30, 2012 to stockholders of record on March 31, 2012. Investors in this offering will not receive this dividend.

We intend to make future regular quarterly distributions to holders of our common stock. However, any distributions we make in the future will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, see “Distribution Policy.”

NYSE symbol	“AMTG”

Ownership and transfer restrictions

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, stockholders are generally restricted, subject to certain exceptions, from owning more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common or capital stock. Different ownership limits apply to

Apollo and certain of its affiliates which collectively may hold up to 25% of our common stock. Our board of directors has also established an exemption from the ownership limit for another group of commonly controlled private funds (not affiliated with Apollo) to collectively hold up to the greater of 1,540,500 shares of our common stock or 15% of our common stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” beginning on page 15 and all other information in this prospectus before investing in our common stock.

Our Corporate Information

Our principal executive offices are located at 9 West 57th Street, 43rd Floor, New York, New York 10019. Our telephone number is (212) 515-3200. Our website is www.ApolloResidentialMortgage.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

Summary Financial Data

The table below sets forth certain of our historical financial data as of and for the periods indicated. We derived our summary consolidated financial data for the period from July 27, 2011 (commencement of operations) to December 31, 2011, from our audited consolidated financial statements. Our audited consolidated financial statements, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from July 27, 2011 (commencement of operations) to December 31, 2011 can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference into this prospectus. The following summary consolidated financial data should be read in conjunction with our consolidated financial statements and related notes and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 which is incorporated by reference into this prospectus.

For the Period from July 27, 2011 (commencement of operations) to December 31, 2011
(in thousands, except per share data)
Operating Data:
Interest income	$10,733
Interest expense	(1,138)
Net interest income	9,595
Operating expense	(4,616)
Interest on cash balances	2
Net realized gain	885
Unrealized gain on mortgage-backed securities	2,482
Loss on derivative instruments	(3,876)
Net income	$4,472
Net income per share—basic and diluted	$0.43
Dividends declared per common share	$0.30

As of December 31, 2011
Balance Sheet Data (at period end):
Total assets	$1,416,927
Total liabilities	$1,212,341
Total stockholders’ equity	$204,586

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors set forth below as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, together with the other information included or incorporated by reference into this prospectus, and the risks we have highlighted in other sections of this prospectus. If any of these risks occur, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Risks Related to Our Common Stock

The market price and trading volume of our common stock may vary substantially.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “AMTG.” The stock markets, including the NYSE, have experienced significant price and volume fluctuations over the past several years. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.

Some of the factors that could negatively affect the market price of our common stock include:

•	our actual or projected operating results, financial condition, cash flows and liquidity or changes in business strategy or prospects;

•	actual or perceived conflicts of interest with our Manager or Apollo and individuals, including our executives;

•	equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

•	actual or anticipated accounting problems;

•	publication of research reports about us or the real estate industry;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions to or departures of our Manager’s or Apollo’s key personnel;

•	speculation in the press or investment community;

•	our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

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increases in market interest rates, which may lead investors to demand a higher distribution yield for our common stock, if we have begun to make distributions to our stockholders, and would result in increased interest expenses on our debt;

•	failure to maintain our REIT qualification or exemption from the 1940 Act;

•	price and volume fluctuations in the stock market generally; and

•	general market and economic conditions, including the current state of the credit and capital markets.

Market factors unrelated to our performance could also negatively impact the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in capital markets can affect the market value of our common stock. For instance, if interest rates rise, it is likely that the market price of our common stock will decrease as market rates on interest-bearing securities increase.

Common stock and preferred stock eligible for future sale may have adverse effects on our share price.

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized shares of common stock and preferred stock on the terms and for the consideration it deems appropriate. We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

We cannot assure you of our ability to make distributions in the future. Although we currently do not intend to do so, we could be required to sell assets, borrow funds, make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities, or utilize a portion of the net proceeds of this offering to fund our distributions.

We are generally required to distribute to our stockholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy through quarterly distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. On December 15, 2011, we declared a dividend in respect of the fourth quarter of 2011 of $0.30 per share payable to stockholders of record on December 31, 2011, which was paid on January 12, 2012, and on March 6, 2012, we declared a dividend of $0.75 per share, which is payable on April 30, 2012 to stockholders of record on March 31, 2012. Our board of directors has the sole discretion to determine the timing, form and amount of any future distributions to our stockholders, and the amount of such distributions may be limited. Although we currently do not intend to do so, we could be required to sell assets, borrow funds or make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities. To the extent that we are required to sell assets in adverse market conditions or borrow funds at unfavorable rates, our results of operations could be materially and adversely affected. In addition, although we do not intend to do so, we could be required to utilize the net proceeds of this offering to fund our quarterly distributions, which would reduce the amount of cash we have available for investing, distribution and other purposes and may be dilutive to our financial results. Funding our distributions from the net proceeds of this offering may constitute a return of capital to our investors, which would have the effect of reducing the basis of a stockholder’s investment in our common stock. Our board of directors will make determinations regarding distributions based upon various factors, including our earnings, our financial condition, our liquidity, our debt and preferred stock covenants, maintenance of our REIT qualification, applicable provisions of the Maryland General Corporation Law, or MGCL, and other factors including the risk factors described or incorporated by reference in this prospectus, as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to make distributions to our stockholders:

•	the profitability of the investment of the net proceeds of this offering;

•	our ability to make profitable investments;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time in the future or that the level of any distributions we do make to our stockholders will be at or above the level of our current distribution or achieve a market yield.

In addition, distributions that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or, as discussed above, may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in shares of our common stock.

Investing in our common stock may involve a high degree of risk.

The investments that we make in accordance with our investment objectives may entail a substantial amount of risk when compared to alternative investment options and investors in our common stock may experience volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with low risk tolerance.

Future offerings of debt or equity securities, which may rank senior to our common stock, may adversely affect the market price of our common stock.

If we decide to issue debt securities in the future, which would rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any equity securities or convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Your investment has various U.S. federal income tax risks.

Although the provisions of the Internal Revenue Code generally relevant to an investment in shares of our common stock are described in “U.S. Federal Income Tax Considerations,” we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in shares of our common stock.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Section. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: use of the proceeds of this offering; market trends in our industry, interest rates, real estate values, the debt securities markets, the U.S. housing market or the general economy or the demand for residential mortgage loans; our business and investment strategy; our operating results; actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. economy generally or in specific geographic regions; economic trends and economic recoveries; our ability to obtain and maintain financing arrangements, including securitizations; the favorable Agency RMBS return dynamics available; the level of government involvement in the U.S. mortgage market; the anticipated lower default rates on non-Agency RMBS; the non-Agency RMBS securitization market; general volatility of the securities markets in which we participate; changes in the value of our assets; interest rate mismatches between our target assets and any borrowings used to fund such assets; changes in interest rates and the market value of our target assets; changes in prepayment rates on our target assets; effects of hedging instruments on our target assets; rates of default or decreased recovery rates on our target assets; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the 1940 Act; availability of opportunities to acquire Agency RMBS, non-Agency RMBS, residential mortgage loans and other residential mortgage assets; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; and our understanding of our competition.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings “Prospectus Summary” and “Risk Factors,” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 which is incorporated by reference into this prospectus. These and other risks, uncertainties and factors, could cause our actual results to differ materially from those included in any forward-looking statements we make. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of our common stock, after deducting offering expenses payable by us, will be approximately $             million. We estimate that our net proceeds will be approximately $             million if the underwriters exercise their option to purchase additional shares in full.

We intend to contribute the net proceeds of this offering to our subsidiaries which in turn will use such proceeds to acquire Agency RMBS, non-Agency RMBS and other residential mortgage assets included in our investment strategy and to the extent consistent with maintaining our REIT qualification. Until appropriate assets can be identified, our Manager may invest the net proceeds of this offering in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. For further information about our objectives and strategies, please see “Business—Investment strategy,” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference into this prospectus.

PRICE RANGE OF COMMON STOCK AND DIVIDEND PAYMENTS

Our common stock began trading on the NYSE under the symbol “AMTG” on July 22, 2011. On April 13, 2012, the closing price of our common stock, as reported on the NYSE, was $18.88. As of April 13, 2012, there were 10 registered record holders of shares of our common stock. The following table sets forth, for the periods indicated, the high and low sales prices per share for our common stock, and the dividends declared with respect to such shares:

	High	Low	Dividends per share
2011
Third quarter(1)	$19.10	$15.61	—
Fourth quarter	$16.63	$14.02	$0.30
2012
First quarter (through April 13, 2012)	$19.59	$15.40	$0.75

(1)	Information is provided only for the period from July 22, 2011 to September 30, 2011, as shares of our common stock did not begin trading publicly until July 22, 2011.

DISTRIBUTION POLICY

U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our net taxable income to holders of our common stock out of assets legally available therefor.

On December 15, 2011, we declared a dividend in respect of the fourth quarter of 2011 of $0.30 per share payable to stockholders of record on December 31, 2011, which was paid on January 12, 2012, and on March 6, 2012, we declared a dividend of $0.75 per share, which is payable on April 30, 2012 to stockholders of record on March 31, 2012. Investors in this offering will not receive this dividend.

We intend to make future regular quarterly distributions to holders of our common stock. However, any distributions we make in the future will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations, financial conditions, economic conditions, debt covenants, funding or margin requirements under credit facilities, repurchase agreements or other secured and unsecured borrowing agreements, applicable provisions of the MGCL and such other factors as our board of directors deems relevant.

Our earnings and financial condition will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, see “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 which is incorporated by reference into this prospectus.

Although we currently do not intend to do so, to the extent that in respect of any calendar year, cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. We will generally not be required to make distributions with respect to activities conducted through any domestic TRS that we form following the completion of this offering. For more information, see “U.S. Federal Income Tax Considerations—Taxation of Our Company—General.”

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain or may constitute a return of capital. In addition, a portion of such distributions may be taxable stock dividends payable in our shares. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

CAPITALIZATION

The following table sets forth (1) our actual capitalization at December 31, 2011 and (2) our capitalization as adjusted to reflect the effects of the sale of our common stock in this offering at an offering price of $             per share after deducting estimated offering expenses payable by us. You should read this table together with “Use of Proceeds” included elsewhere in this prospectus. You should read this table together with “Use of Proceeds” and “Summary Financial Data,” included elsewhere in this prospectus, as well as our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 which is incorporated by reference into this prospectus.

	As of December 31, 2011
(In thousands, except share data)	Historical	As adjusted(1)(2)
Liabilities:
Borrowings under repurchase agreements	$1,079,995
Stockholders’ Equity:
Common stock, $0.01 par value, 450,000,000 shares authorized, 10,271,562 shares issued and outstanding and issued and outstanding, as adjusted	103
Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding	—
Additional paid-in-capital	203,101

Retained earnings	1,382

Total Stockholders’ Equity	204,586

Total Liabilities and Stockholders’ Equity	$1,416,927
Total Capitalization	$1,416,927

(1)

Excludes 1,563 shares of our common stock issued subsequent to December 31, 2011 in connection with the settlement of restricted stock units and excludes an aggregate of 8,160 shares of our common stock issued to our independent directors subsequent to December 31, 2011 in connection with their annual base directors’ fees.

(2)	Excludes up to 2,085,000 shares of our common stock issued upon the exercise of the underwriters’ option to purchase additional shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is incorporated herein by reference.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We seek to manage our risks related to the credit quality of our assets, interest rates, liquidity, prepayment speeds and market value while, at the same time, seeking to provide an opportunity to stockholders to realize attractive risk-adjusted returns through ownership of our capital stock. While risks are inherent in any business enterprise, we seek to quantify and justify risks in light of available returns and to maintain capital levels consistent with the risks we undertake.

Credit risk

We are subject to varying degrees of credit risk in connection with our assets. Although we do not expect to encounter credit risk in our Agency RMBS, we do expect to encounter credit risk related to non-Agency RMBS and residential mortgage loans and other mortgage related assets we may acquire. Investment decisions will be made following a bottom-up credit analysis and specific risk assumptions. As part of the risk management process our Manager uses detailed proprietary models to evaluate, depending on the asset class, house price appreciation and depreciation by region, prepayment speeds and foreclosure frequency, cost, and timing. If our Manager determines that the proposed investment can meet the appropriate risk and return criteria as well as complement our existing asset portfolio, the investment will undergo a more thorough analysis. To the extent we invest in residential mortgage loans, we may retain the risk of potential credit losses on the mortgage loans that we hold in our portfolio. With respect to any residential mortgage loans in which we may invest, we expect to seek to obtain representations and warranties from each seller stating that each loan was underwritten to our requirements or, in the event underwriting exceptions were made, we are informed of the exceptions so that we may evaluate whether to accept or reject the loans. A seller who breaches these representations and warranties in making a loan that we purchase may be obligated to repurchase the loan from us. In the event we invest in residential mortgage loans, our Manager will seek to reduce downside risk related to unanticipated credit events through the use of active asset surveillance to evaluate collateral pool performance and will proactively manage positions.

Interest rate risk

Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond our control. We are subject to interest rate risk in connection with our assets and our related financing obligations. In general, we expect to finance the acquisition of our assets through repurchase agreements, warehouse facilities, securitizations, resecuritizations, bank credit facilities (including term loans and revolving facilities) and public and private equity and debt issuances in addition to transaction or asset specific funding arrangements. Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes, we utilize derivative financial instruments to hedge the interest rate risk associated with our borrowings. We also may engage in a variety of interest rate management techniques that seek to mitigate changes in interest rates or other potential influences on the values of our assets.

Interest rate effect on net interest income

Our operating results will depend in large part on differences between the income earned on our assets and our cost of borrowing and hedging activities. The cost of our borrowings will generally be based on prevailing market interest rates. During a period of rising interest rates, our borrowing costs generally will increase (1) while the yields earned on our leveraged fixed-rate mortgage assets will remain static and (2) at a faster pace than the yields earned on our leveraged adjustable-rate and hybrid mortgage assets, which could result in a decline in our net interest spread and net interest margin. The severity of any such decline would depend on our asset/liability composition at the time as well as the magnitude and duration of the interest rate increase. Further, an increase in short-term interest rates could also have a negative impact on the market value of our assets. If any of these events happen, we could experience a decrease in net income or incur a net loss during these periods, which could adversely affect our liquidity and results of operations.

Hedging techniques are partly based on assumed levels of prepayments of our target assets. If prepayments are slower or faster than assumed, the life of the investment will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Interest Rate Cap Risk

Our adjustable-rate RMBS are subject to interest rate caps, which potentially could cause such RMBS to acquire many of the characteristics of fixed-rate securities if interest rates were to rise above the cap levels. This issue is magnified to the extent we acquire adjustable-rate and hybrid mortgage assets that are not based on mortgages which are fully indexed. In addition, adjustable-rate and hybrid mortgage assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on such assets than we would need to pay the interest cost on our related borrowings. To mitigate interest rate mismatches, we may utilize the hedging strategies discussed above under “—Interest Rate Risk.”

Interest Rate Effects on Estimated Fair Value

Another component of interest rate risk is the effect that changes in interest rates will have on the market value of the assets that we acquire. We face the risk that the market value of our assets will increase or decrease at different rates than those of our liabilities, including our hedging instruments.

The impact of changing interest rates on estimated fair value can change significantly when interest rates change materially. Therefore, the volatility in the estimated fair value of our assets could increase significantly in the event interest rates change materially. In addition, other factors impact the estimated fair value of our interest rate-sensitive investments and hedging instruments, such as the shape of the yield curve, market expectations as to future interest rate changes and other market conditions. Accordingly, changes in actual interest rates may have a material adverse effect on us.

Market risk

Market value risk. Our RMBS are reflected at their estimated fair value with unrealized gains and losses included in earnings. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase.

The sensitivity analysis table presented below shows the estimated impact of an instantaneous parallel shift in the yield curve, up and down 50 and 100 basis points, on the market value of our interest rate-sensitive investments and net interest income, at December 31, 2011, assuming a static portfolio. When evaluating the impact of changes in interest rates, prepayment assumptions and principal reinvestment rates are adjusted based on our Manager’s expectations. The analysis presented utilized assumptions, models and estimates of our Manager based on our Manager’s judgment and experience.

Change in Interest Rates	Percentage Change in Projected Net Interest Income	Percentage Change in Projected Portfolio Value
+1.00%	11.0%	(13.8)%
+0.50%	8.6%	(6.3)%
-0.50%	(2.3)%	1.3%
-1.00%	(12.8)%	(0.1)%

Prepayment risk

The value of our assets may be affected by prepayment rates on residential mortgage loans. If we acquire residential mortgage loans and mortgage related securities, we anticipate that the residential mortgage loans or the underlying residential mortgages will prepay at a projected rate generating an expected yield. If we purchase assets at a premium to par value, when borrowers prepay their residential mortgage loans faster than expected, the corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will have to amortize the related premium on an accelerated basis. Conversely, if we purchase assets at a discount to par value, when borrowers prepay their residential mortgage loans slower than expected, the decrease in corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will not be able to accrete the related discount as quickly as originally anticipated.

Counterparty Risk

When we engage in repurchase transactions, we generally sell securities to lenders (i.e., repurchase agreement counterparties) and receive cash from the lenders. The lenders are obligated to resell the same securities back to us at the end of the term of the transaction. Because the cash we receive from the lender when we initially sell the securities to the lender is less than the value of those securities (this difference is the haircut), if the lender defaults on its obligation to resell the same securities back to us, we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount.

In addition, if a swap counterparty under an interest rate swap agreement that we enter into as part of our hedging strategy cannot perform under the terms of the interest rate swap, we may not receive payments due under that agreement, and thus, we may lose any unrealized gain associated with the interest rate swap. The hedged liability could cease to be hedged by the interest rate swap. Additionally, we may also risk the loss of any collateral we have pledged to secure our obligations under the interest rate swap if the counterparty becomes insolvent or files for bankruptcy.

Funding Risk

We have financed our RMBS with repurchase agreement financing. Over time, as market conditions change, in addition to these financings, we may use other forms of leverage. Weakness in the financial markets, the residential mortgage markets and the economy generally could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing.

Liquidity Risk

The assets that comprise our asset portfolio are not publicly traded. A portion of these assets may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly-traded securities. The illiquidity of our assets may make it difficult for us to sell such assets if the need or desire arises, including in response to changes in economic and other conditions.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP and distributions will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our REIT taxable income on an annual basis in order to maintain our REIT qualification. In each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

Set forth below is certain information regarding our management. This information should be considered in conjunction with the information in our Definitive Proxy Statement on Schedule 14A in connection with our Annual Meeting of Stockholders to be held on May 8, 2012, which is incorporated by reference into this prospectus.

General

We are externally advised and managed by our Manager. All of our officers are employees of our Manager or its affiliates. The executive offices of our Manager are located at 9 West 57th Street, 43rd Floor, New York, New York 10019, and the telephone number of our Manager’s executive offices is (212) 515-3200.

Executive Officers and Key Personnel of Our Manager

The following table sets forth certain information with respect to each of the executive officers and certain other key personnel of our Manager:

Executive officer	Age	Position held with our Manager	Position held with Apollo
Michael A. Commaroto	55	Chief Executive Officer and President; Chair of Investment Committee	CEO-Capital Markets of Vantium Management, L.P.

Marc E. Becker	39	Vice President; Investment Committee member	Partner of Apollo’s private equity business

Frederick N. Khedouri	61	Vice President; Investment Committee member	Partner of Apollo Management International LLP

Eileen Patrick	44	Vice President; Investment Committee member	Principal, Strategic Planning and Development of Apollo’s capital markets business

Stuart A. Rothstein	46	Vice President; Investment Committee member	Chief Operating Officer and Chief Financial Officer of Apollo’s real estate business

Justin Stevens	31	Vice President; Investment Committee member	Principal of Apollo’s private equity business

James Zelter	49	Vice President; Investment Committee member	Managing Director of Apollo’s capital markets business

Paul Mangione	40	Portfolio Manager

Keith Rosenbloom	41	Portfolio Manager

Biographical Information

Set forth below is biographical information for the key personnel of our Manager.

Marc E. Becker. Mr. Becker is one of our directors. Mr. Becker is also a member of our Manager’s Investment Committee. Mr. Becker is a Partner of Apollo Management, L.P. and joined Apollo in 1996. Mr. Becker currently serves as a director of Affinion Group Inc., a financial and business services firm, Realogy Corporation, Quality Distribution, Inc. (NASDAQ: QLTY), a provider of bulk transportation services, Evertec Corporation, a leading payment processor headquartered in Puerto Rico, and Vantium. He also served as a director of WMC Finance Co. from 2001 to 2004, Countrywide plc from 2007 to 2009, Metals USA Holdings Corp. (NYSE: MUSA), a distribution and transportation firm, from 2005 to 2007, Metals USA, Inc., a distribution and transportation firm, from 2005 to 2007, National Financial Partners Corp. (NYSE: NFP), a benefits, insurance and wealth management services firm, from 1999 to 2007, UAP Holding Corp. from 2003 to 2006, and Pacer International Inc. (NASDAQ: PACR), a provider of intermodal and logistics services, from 1999 to 2006. Mr. Becker also serves as a director of Mt. Sinai Children’s Center. Mr. Becker received a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania. Mr. Becker’s extensive experience in a variety of director and senior leadership roles contributes to the range of experience of the board of directors.

Michael A. Commaroto. Mr. Commaroto is our Chief Executive Officer and President. Mr. Commaroto is also the Chief Executive Officer of our Manager and the head of our Manager’s Investment Committee. Mr. Commaroto is also the CEO-Capital Markets of Vantium Management, L.P., an Apollo-sponsored investment manager with a focus on investing in a static pool of residential mortgage loans in both whole loan and securitized forms. Prior to joining Vantium Management, L.P. in 2008, Mr. Commaroto was at Deutsche Bank, AG as the U.S. Head of Whole Loan Trading. Mr. Commaroto joined Deutsche Bank, AG in 2000 and under his leadership through 2007, the trading desk was responsible for the issuance of over $50 billion of asset-backed and mortgage-backed securities collateralized by mortgage loans that it had purchased. Prior to joining Deutsche Bank, AG, Mr. Commaroto spent over 16 years at Credit Suisse First Boston and its predecessor companies, where, among other responsibilities, he managed the whole loan trading and finance business for the Principal Trading Group and the Mortgage Department. Mr. Commaroto started his career at Arthur Andersen & Co. where he focused on auditing broker dealers and investment banks. He received a B.A. in Economics from Union College, and an M.B.A. from the University of Rochester with a concentration in Accounting and Finance.

Frederick N. Khedouri. Mr. Khedouri is the Chairman of our board of directors. Mr. Khedouri is also a Vice President and a member of our Manager’s Investment Committee. He is a partner of Apollo Management International LLP and serves as a member of the investment committee and as Chief Investment Officer of Apollo European Principal Finance Fund L.P., a €1.3 billion fund that began operations in 2007 and focuses primarily on financial assets in Western Europe. Prior to joining Apollo in 2008, Mr. Khedouri spent 22 years in the investment banking and mortgage-backed securities division of Bear Stearns & Co. Inc. Mr. Khedouri became a Senior Managing Director at Bear Stearns in 1991. In the course of his career there, he oversaw the firm’s activities relating to the U.S. savings and loan crisis from 1989 to 1993, leading over $35 billion of residential and commercial mortgage securities offerings for the Resolution Trust Corporation, the government agency responsible for liquidating the assets of failed institutions. He subsequently served as global head of the financial institutions investment banking group. In 2006, he transferred to London to manage the firm’s U.K. and European mortgage and asset-backed securities principal investing, mortgage origination, and advisory and underwriting businesses. Prior to joining Bear Stearns in 1987, he served in senior policy posts in the White House under President Reagan. From 1981 to 1985, he was deputy for policy and associate director for natural resources, energy, and science in the White House Office of Management and Budget. From 1985 to 1987, he was Assistant to the Vice President for Policy and Deputy Chief of Staff to Vice President George Bush. Mr. Khedouri graduated from the University of Chicago with an A.B. in European History and attended the University of Texas School of Law becoming a member of the State Bar of Texas in 1976. Mr. Khedouri was selected to serve as a director on our board of directors because of his depth of knowledge about the real estate industry and his extensive managerial and executive experience.

Paul Mangione. Mr. Mangione is a portfolio manager at our Manager and focuses on non-Agency RMBS. Mr. Mangione joined Vantium in 2008 as the senior trader for whole loans and private label RMBS. From 2000 to 2008, Mr. Mangione worked at Deutsche Bank Securities, Inc., focusing primarily on loan trading, interest rate and credit hedging and securitization management, and most recently traded the Subprime Whole Loan and Residual position. Prior to joining Deutsche Bank, Mr. Mangione worked at Credit Suisse First Boston, where he ran the Financial Engineering Group for the Asset Backed Securities Department, developing securitization models and structuring. He began his career at Credit Suisse First Boston developing trade entry and allocation systems for the RMBS Department. Mr. Mangione received an M.S. and a B.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.

Eileen Patrick. Ms. Patrick is also a Vice President and a member of our Manager’s Investment Committee. Ms. Patrick is a Principal, Strategic Planning and Development of Apollo’s capital markets business. Ms. Patrick joined Apollo in January 2010. She joined as head of strategic planning and business development for Apollo Investment Management L.P. Prior to joining Apollo, she worked as a Senior Managing Director at Bear Stearns in the Financial Institutions Group where she oversaw the Specialty Finance Investment Banking effort. Prior to joining Bear Stearns, she was a Vice President at Salomon Smith Barney Citigroup in the Financial Institutions Investment Banking Group. Before receiving her M.B.A. in finance Ms. Patrick worked at Deloitte & Touche as

Senior Accountant in the financial services audit practice. She is a C.P.A. Ms. Patrick graduated summa cum laude with an Honors B.S. in Accounting from the Pennsylvania State University and received an M.B.A. in finance from Columbia University.

Keith Rosenbloom. Mr. Rosenbloom is a portfolio manager at our Manager and focuses on Agency RMBS. From 2006 until he joined our Manager in 2011, Mr. Rosenbloom was a portfolio manager at Fischer Francis Trees & Watts, Inc., a specialist manager of single and multi-currency fixed income investment portfolios, where he managed structured product portfolios, evaluating mortgage derivative and levered pass-through strategies and advising on mortgage-indexed portfolios. From 2004 to 2005, Mr. Rosenbloom was a portfolio manager at Gracie Square, LLC, an investment management firm, where he started an RMBS hedge fund. From 2002 to 2004, he was a managing director and senior portfolio manager at PartnerRe Asset Management Corporation, an investment management firm, where he was a founding member and Head of Structured Products. From 1993 to 2002, he was a vice president, portfolio manager and principal of Sanford C. Bernstein/Alliance Capital, LLC, managing RMBS and trading mortgage related and structured product securities. Mr. Rosenbloom received a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania.

Stuart A. Rothstein. Mr. Rothstein is our Chief Financial Officer, Treasurer and Secretary. He is also a Vice President and a member of the Investment Committee of our Manager. Mr. Rothstein currently serves as the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and director of ARI. Mr. Rothstein is the Chief Operating Officer and Chief Financial Officer of Apollo’s real estate business. Prior to joining Apollo in 2009, Mr. Rothstein was Co-Managing Partner of Four Corners Properties, a real estate investment company formed with a former colleague, which acquired over $200 million of real estate comprising approximately 1.2 million square feet in Silicon Valley. Prior to Four Corners Properties, from January 2005 to March 2006, Mr. Rothstein served as a director of KKR Financial Advisors LLC, overseeing all investments in commercial real estate. During his tenure, KKR Financial completed over $600 million in investments across a broad range of commercial real estate loans and securities, including mezzanine debt, B-notes, CMBS, syndicated bank debt, and preferred and common equity. Mr. Rothstein also served as acting Chief Financial Officer of KKR Financial Holdings LLC through May 2005. From May 2004 to December 2004, Mr. Rothstein was a director at RBC Capital Markets, responsible for the West Coast Real Estate Investment Banking practice. From August 2002 to March 2004, Mr. Rothstein was an Executive Vice President and Chief Financial Officer of the Related Capital Company, also serving as Chief Financial Officer for three then publicly traded operating companies, Centerline Capital Group (formerly CharterMac), American Mortgage Acceptance Company and Aegis Realty. From 1994 to 2001, Mr. Rothstein worked in various finance positions for Spieker Properties, including as its Chief Financial Officer from September 1999 to July 2001. Mr. Rothstein received a B.S. in Accounting from Pennsylvania State University and an M.B.A. from Stanford University.

Justin Stevens. Mr. Stevens is one of our directors. Mr. Stevens is also a Vice President and a member of our Manager’s Investment Committee. Mr. Stevens is a Principal of Apollo’s private equity business. Mr. Stevens joined Apollo in 2003. Prior to that time, Mr. Stevens was a member of the Leverage Finance Group at Deutsche Bank. Mr. Stevens currently serves on the board of Countrywide Ltd., a leading provider of real estate agency and ancillary services in the United Kingdom, Vantium Capital Inc. and Taminco, a producer of alkylamines and alkylamines derivatives. He also served as a director of Momentive Performance Materials Holdings Inc., a global chemicals manufacturer, from 2008 to 2010. Mr. Stevens received a B.S. in applied economics & management from Cornell University. Mr. Stevens’ acute business judgment and extensive business and management expertise will enhance the breadth of experience of our board of directors.

James Zelter. Mr. Zelter is a Vice President and a member of the Investment Committee of our Manager. He is also the Managing Director of Apollo’s capital markets business and Chief Executive Officer and director of Apollo Investment Corporation. Mr. Zelter also serves as a board member of HFA Holdings Limited, a company that is publicly traded on the Australian Securities Exchange. Prior to joining Apollo in 2006, Mr. Zelter was with Citigroup Inc. and its predecessor companies from 1994 to 2006. From 2003 to 2005, Mr. Zelter was Chief Investment Officer of Citigroup Alternative Investments, and prior to that he was responsible for the firm’s

Global High Yield and Leveraged Finance franchise. Prior to joining Citigroup in 1994, Mr. Zelter was a High Yield Trader at Goldman, Sachs & Co. Mr. Zelter has significant experience in global credit markets and has overseen the broad expansion in the Apollo capital markets platform. Mr. Zelter is a board member of DUMAC, the investment management company that oversees the Duke Endowment and Duke Foundation. Mr. Zelter received a degree in Economics from Duke University.

Investment Committee

Our Manager has formed an Investment Committee which advises and consults with our Manager’s senior management team with respect to our investment strategy, investment portfolio holdings, sourcing, financing and leverage strategies and investment guidelines. The Investment Committee is chaired by Mr. Commaroto and also includes Mr. Rothstein, Marc E. Becker, Frederick N. Khedouri, Eileen Patrick, Justin Stevens and James Zelter. For biographical information on the members of the Investment Committee, see “Our Management—Biographical Information.” The Investment Committee meets as frequently as it believes is necessary.

Management Agreement

On July 21, 2011, we entered into a management agreement with our Manager, pursuant to which our Manager provides for the day-to-day management of our operations and provides our company with our management team and appropriate support personnel.

The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our Manager’s role as manager is under the supervision and direction of our board of directors. Our Manager is responsible for (1) the selection, purchase and sale of our portfolio of assets, (2) our financing activities and (3) providing us with advisory services. Our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate, which includes, without limitation, the following:

(i)	serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our acquisition of assets, financing activities and operations, any modification to which will be approved by a majority of our independent directors;

(ii)	forming our Manager’s investment committee, which advises and consults with our Manager’s senior management team with respect to our investment strategy, investment portfolio holdings, sourcing, financing and leveraging strategies and investment guidelines;

(iii)	investigating, analyzing and selecting possible opportunities and acquiring, financing, retaining, selling, restructuring or disposing of assets consistent with the investment guidelines;

(iv)	representing and making recommendations to us in connection with the purchase and finance of, and commitment to purchase and finance, Agency RMBS, non-Agency RMBS, residential mortgage loans and other residential mortgage assets and the sale and commitment to sell such assets;

(v)	with respect to prospective purchases, sales or exchanges of assets, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

(vi)	advising us on, negotiating and entering into, on our behalf, credit facilities (including term loans and revolving facilities), repurchase agreements, resecuritizations, securitizations, warehouse facilities, commercial papers, interest rate swap agreements and other hedging instruments, and all other agreements and engagements required for us to conduct our business;

(vii)	establishing and implementing loan origination networks, conducting loan underwriting and the execution of loan transactions;

(viii)	oversight of loan portfolio servicers;

(ix)	providing us with portfolio management;

(x)	engaging and supervising, on our behalf and at our expense, independent contractors which provide investment banking, mortgage brokerage, securities brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services and all other services as may be required relating to our assets;

(xi)	coordinating and managing operations of any co-investment interests or joint venture held by us and conducting all matters with the co-investment partners or joint venture;

(xii)	arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

(xiii)	providing executive and administrative personnel, office space and office services required in rendering services to us;

(xiv)	administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(xv)	communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(xvi)	counseling us in connection with policy decisions to be made by our board of directors;

(xvii)	evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies as so modified from time to time, with our qualification as a REIT and with the investment guidelines;

(xviii)	counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

(xix)	counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the 1940 Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;

(xx)	furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager;

(xxi)	monitoring the operating performance of our assets and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xxii)	investing and reinvesting any moneys and securities of ours (including investing in short-term investments pending the acquisition of other assets, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

(xxiii)	assisting us in retaining qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting systems and procedures, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and to conduct quarterly compliance reviews with respect thereto;

(xxiv)	assisting us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xxv)	assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934, as amended (or Exchange Act), the Securities Act, or by the NYSE;

(xxvi)	assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Internal Revenue Code applicable to REITs;

(xxvii)	placing, or facilitating the placement of, all orders pursuant to our Manager’s investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

(xxviii)	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) on our behalf in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

(xxix)	using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the board of directors from time to time;

(xxx)	advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

(xxxi)	serving as our consultant with respect to decisions regarding any of our financings, hedging activities or borrowings undertaken by us including (1) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, and (2) advising us with respect to obtaining appropriate financing for our investments;

(xxxii)	performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

(xxxiii)	using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the management agreement, our Manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations. In addition, to the extent that officers of our Manager also serve as our officers, these officers owe us duties under Maryland law in their capacity as our officers. Under the management agreement, our Manager, its officers, stockholders, members, managers, directors, personnel, any person or entity controlling or controlled by our Manager and any of their officers, stockholders, members, managers, directors, employees, consultants and personnel, and any person providing advisory services to our Manager are not liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person or entity controlling or controlled by our Manager and any of their officers, stockholders, members, managers, directors, employees, consultants and personnel, and any person providing advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager indemnifies us, our directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Manager’s personnel relating to the terms and conditions of their employment by our Manager. Our Manager is not liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (for example, a transaction was effected in violation of our investment guidelines) or in the trade process (for example, a buy order was entered instead of a sell order, or the wrong security was purchased or sold, or a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our Manager carries errors and omissions and other customary insurance.

Pursuant to the terms of our management agreement, our Manager is required to provide us with our management team, including a chief executive officer and a chief financial officer, along with appropriate support personnel, to provide the management services to be provided by our Manager to us. None of the officers, employees or other personnel of our Manager is dedicated exclusively to us.

The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on the third anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager’s performance and the management fees annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180 days prior notice of any such termination. Unless terminated for cause, our Manager will be paid a termination fee equal to three times the average annual management fee earned by our Manager during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

We may also terminate the management agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days prior written notice from our board of directors for cause, which is defined as:

•

our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof (or 60 days after written notice of such breach if our Manager has taken steps to cure such breach within 30 days of the written notice);

•	our Manager’s fraud, misappropriation of funds, or embezzlement against us;

•	our Manager’s gross negligence of duties under the management agreement;

•

the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	our Manager is convicted (including a plea of nolo contendere) of a felony; and

•	the dissolution of our Manager.

Our Manager may generally only assign the management agreement or any of its duties thereunder with the written approval of a majority of our independent directors. Our Manager, however, may assign the management agreement or any of its duties thereunder to any of its affiliates without the approval of our independent directors if such assignment does not require our approval under the Investment Advisers Act of 1940.

Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew the management agreement following the initial term by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us (or 60 days after written notice of such breach if our Manager has taken steps to cure such breach within 30 days of the written notice), our Manager may terminate the management agreement upon 60 days’ written notice. If the management agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described above.

Management Fee, Expense Reimbursement and Termination Fee

We do not maintain an office or employ personnel. Instead, we rely on the facilities and resources of our Manager to conduct our day-to-day operations. Expense reimbursements to our Manager are made in cash on a monthly basis following the end of each month.

Management Fee

We pay our Manager a management fee in an amount equal to 1.5% per annum of our stockholders’ equity, calculated and payable quarterly in arrears. For purposes of calculating the management fee, our stockholders’ equity means the sum of the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of the most recently completed calendar quarter (as determined in accordance with GAAP, except without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock since inception, and excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount is adjusted to exclude one-time events pursuant to changes in GAAP, and certain non-cash items (such as depreciation and amortization) after discussions between our Manager and our independent directors and approved by a majority of our independent directors. Our stockholders’ equity, for purposes of calculating the management fee, could be greater than or less than the amount of stockholders’ equity shown on our financial statements. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. Except as set forth in “Our Management—Executive and Director Compensation—Executive Compensation,” we do not reimburse our Manager or its affiliates for the salaries and other compensation of its personnel.

The management fee of our Manager will be calculated within 45 days after the end of each quarter and such calculation will be promptly delivered to us. We are obligated to pay the management fee in cash within five business days after delivery to us of the written statement of our Manager setting forth the computation of the management fee for such quarter.

Reimbursement of Expenses

Because our Manager’s personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks.

We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. The expenses required to be paid by us include, but are not limited to:

•	expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of our assets;

•

costs of legal, tax, accounting, third party administrators for the establishment and maintenance of the books and records, consulting, auditing, administrative and other similar services rendered for us by providers retained by our Manager;

•

the compensation and expenses of our directors and the allocable share of cost of liability insurance under a universal insurance policy covering our Manager, Apollo or its affiliates and/or our company to indemnify our directors and officers;

•

costs associated with the establishment and maintenance of any of our credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings (including this offering);

•

expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

•	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

•

expenses incurred by managers, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our Manager in connection with the purchase, financing, refinancing, sale or other disposition of an asset or establishment and maintenance of any of our credit facilities, repurchase agreements, securitization vehicles or any of our securities offerings (including this offering);

•

costs and expenses incurred with respect to market information systems and publications, pricing and valuation services, research publications and materials, and settlement, clearing and custodial fees and expenses;

•	compensation and expenses of our custodian and transfer agent, if any;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

•	all taxes and license fees;

•	all insurance costs incurred in connection with the operation of our business;

•	costs and expenses incurred in contracting with third parties, including affiliates of our Manager, for the servicing and special servicing of our assets;

•

all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of assets, including appraisal, reporting, audit and legal fees;

•

expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for us or our assets separate from the office or offices of our Manager;

•

expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

•

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise), including any costs or expenses incurred in connection therewith, against us or any subsidiary, or against any trustee, director or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director or officer by any court or governmental agency;

•	all costs and expenses relating to the development and management of our website;

•

the allocable share of expenses under a universal insurance policy covering our Manager, Apollo or its affiliates in connection with obtaining and maintaining “errors and omissions” insurance coverage and other insurance coverage which is customarily carried by property, asset and investment managers performing functions similar to those of our Manager in an amount which is comparable to that customarily maintained by other managers or servicers of similar assets; and

•

all other expenses actually incurred by our Manager (except as described below) which are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.

Except as set forth in “Our Management—Executive and Director Compensation—Executive Compensation,” we do not reimburse our Manager or its affiliates for the salaries and other compensation of its personnel.

In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses attributable to the personnel of our Manager and its affiliates required for our operations. These expenses will be allocated to us based upon the percentage of time devoted by such personnel to our affairs.

Termination Fee

A termination fee will be payable in the event that the management agreement is terminated without cause upon the affirmative vote of at least two-thirds of our independent directors, based upon unsatisfactory performance by our Manager that is materially detrimental to us or a determination that the compensation payable to our manager under the management agreement is not fair, unless our Manager agrees to compensation that at least two-thirds of our independent directors determine is fair. The termination fee will be equal to three times the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

Grants of Equity Compensation to Our Manager, Its Personnel and Its Affiliates

Under our 2011 equity incentive plan, the compensation committee of our board of directors is authorized to approve grants of equity-based awards to our Manager, its personnel and its affiliates. Upon completion of the IPO and the Private Placement, we granted 31,250 restricted stock units to our officers, our Manager’s personnel and our Manager and 20,000 restricted shares of common stock to our independent directors. The shares of common stock underlying these restricted stock units, which together with the restricted shares of common stock granted to our independent directors, represented 0.5% of the aggregate issued and outstanding shares of our common stock as of December 31, 2011. The restricted shares of common stock and the restricted stock units granted to our independent directors, our officers, our Manager’s personnel and our Manager vest in equal installments on the first business day of each fiscal quarter over a period of three years. With respect to the restricted stock units, following the expiration of the final vesting period, we will deliver shares of non-restricted common stock equal to the number of vested restricted stock units. In addition, the restricted stock units grant the right to receive, with respect to each restricted stock unit, within the first 30 days of the succeeding fiscal year, cash in an amount equal to the cash dividend distributions paid during the preceding fiscal year in the ordinary course on a share of our common stock. See “Our Management—2011 Equity Incentive Plan.”

OUR MANAGEMENT

Set forth below is certain information regarding our management. This information should be considered in conjunction with the information in our Definitive Proxy Statement on Schedule 14A in connection with our Annual Meeting of Stockholders to be held on May 8, 2012, which is incorporated by reference into this prospectus.

Our Directors and Executive Officers

Our board of directors is comprised of seven directors. Our bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGCL nor, unless our bylaws are amended, more than 15.

The following sets forth certain information with respect to our directors and executive officers:

Officer/Director	Age	Position Held with our Company

Frederick N. Khedouri	61	Chairman of the Board of Directors

Marc E. Becker	39	Director

Mark C. Biderman	66	Director

Thomas D. Christopoul	47	Director

Frederick J. Kleisner	67	Director

Justin Stevens	31	Director

Hope S. Taitz	47	Director

Michael A. Commaroto	55	Chief Executive Officer and President

Stuart A. Rothstein	46	Chief Financial Officer, Treasurer and Secretary

Biographical Information

Directors and Executive Officers

For biographical information on Messrs. Becker, Commaroto, Khedouri, Rothstein and Stevens, see “Our Manager and the Management Agreement—Biographical Information.” Additional biographical information of the directors of our company is outlined below.

Mark C. Biderman. Mr. Biderman is one of our directors. Since November 2010, Mr. Biderman has been a member of the board of directors of ARI. Since August 2010, Mr. Biderman has been a member of the board of directors of the Full Circle Capital Corporation (NASDAQ: FULL), an externally managed business development company. Since February 2011, Mr. Biderman has been a member of the board of directors of Atlas Energy, G.P. LLC (NYSE: ATLS), General Partner of Atlas Energy, L.P., a midstream energy service provider. Mr. Biderman served as a member of the board of directors of Atlas Energy, Inc., an independent natural gas producer that also owned an interest in an energy services provider, from July 2009 through February 2011. Since January 2009, Mr. Biderman has been a consultant focused on the financial services sector. Mr. Biderman served as Vice Chairman of National Financial Partners Corp. (NYSE: NFP), an Apollo affiliated venture focusing on the consolidation of small financial services firms that service high net worth individuals, from September 2008 through December 2008. From November 1999 until September 2008, he served as NFP’s Executive Vice President and Chief Financial Officer. From 1987 to 1999, Mr. Biderman served as Managing Director and Head of the Financial Institutions Group at CIBC World Markets, or CIBC, an investment banking firm, and its predecessor, Oppenheimer & Co., Inc. Prior to investment banking, he was an equity research analyst covering the commercial banking industry. Mr. Biderman was on the “Institutional Investor” All

American Research Team from 1973 to 1985 and was First Team Bank Analyst in 1974 and 1976. Mr. Biderman chaired the Due Diligence Committee at CIBC and served on the Commitment and Credit Committees. He serves on the board of governors and as Treasurer of Hebrew Union College-Jewish Institute of Religion, on the Board of Trustees of Congregation Rodeph Sholom and on the board of directors of Center for Jewish Life Princeton University -Hillel. Mr. Biderman is a Chartered Financial Analyst. Mr. Biderman received a B.S.E. degree, with high honors, in chemical engineering from Princeton University and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Biderman was selected to serve as a director on our board of directors because of his business acumen and valuable operational experience.

Thomas D. Christopoul. Mr. Christopoul is one our directors. Mr. Christopoul is currently Executive Chairman of GPS Industries, LLC, a developer, manufacturer and distributor of cart-mounted GPS technology for the global golf industry. Mr. Christopoul is also Executive Chairman of Rita’s Water Ice, LLC, a company that operates and franchises an Italian ice concept in the United States. Mr. Christopoul also serves as Advisor to Falconhead Capital, LLC, a private equity firm, and President of Somerset Shore Associates Inc, a private investment company. From June 2007 through August 2009, he served as President and Chief Executive Officer of Resources Connection Inc. (NASDAQ: RECN), a multinational professional services firm, where he also served as an independent member of the board of directors from January 2006 through June 2007. Prior to October 2005, Mr. Christopoul served as Chairman and Chief Executive Officer of the Marketing Services Division of Cendant Corporation (NYSE: CD), or Cendant. During his more than 10 years with Cendant, he led worldwide human resources and information technology, marketing and a broad array of corporate staff functions on a global basis through his service in a number of senior executive positions, including Chairman and Chief Executive Officer of the Financial Services Division of Cendant, where he managed Jackson-Hewitt Tax Services, Senior Executive Vice President and Chief Administrative Officer, Executive Vice President of Corporate Services, Senior Vice President of Human Resources and Vice President of Human Resources for HFS Inc. (Hospitality Franchise Systems, Cendant’s predecessor). Prior to HFS Inc. and Cendant, he was the Director of Labor Relations for the Nabisco Biscuit Company and also worked for several years at the Pepsi-Cola Company. He is a member of the board of directors of several privately held companies. He is also Non-Executive Chairman of Hudson Crossing, LLC, a travel industry consulting and advisory partnership, and was previously Vice Chairman of the Board of Pinnacle Care International, a health advisory firm. Mr. Christopoul received a B.A. from Rutgers University and an M.S. degree from Purdue University. Mr. Christopoul’s extensive managerial and executive experience enhances the breadth of experience of our board of directors.

Frederick J. Kleisner. Mr. Kleisner is one of our directors. Mr. Kleisner served as President and a director of Hard Rock Hotel Holdings, LLC, a destination casino and resort company, from October 2007 to March 2011. From December 2007 until March 2011, Mr. Kleisner also served as Chief Executive Officer of Morgans Hotel Group Co. (NASDAQ: MHGC), or Morgans, a hospitality company, and as President and Chief Executive Officer (including interim President and Chief Executive Officer) of Morgans from September 2007 until December 2009. Mr. Kleisner also served as a director of Morgans from February 2006 until March 2011. From January 2006 to September 2007, Mr. Kleisner was the Chairman and Chief Executive Officer of Rex Advisors, LLC, a hotel advisory firm. From August 1999 to December 2005, Mr. Kleisner served as President, Chief Operating Officer and, most recently, Chief Executive Officer of Wyndham International, Inc., or Wyndham International, a global hotel company. Mr. Kleisner also has served as the Chairman of Wyndham International’s board from October 2000 to August 2005. From January 1998 to August 1999, he served as President and Chief Operating Officer of The Americas for Starwood Hotels & Resorts Worldwide, Inc. Hotel Group. He has held senior positions with Westin Hotels and Resorts Worldwide, where he served as President and Chief Operating Officer from 1995 to 1998, Interstate Hotels Company, where he served as Executive Vice President and Group President of Operations from 1990 to 1995, The Sheraton Corporation, where he served as Senior Vice President, Director of Operations, North America Division—East from 1985 to 1990, and Hilton Hotels, Corp., where for 16 years he served as General Manager of several landmark hotels. Mr. Kleisner has served as a director of Innkeepers USA Trust, a subsidiary of Apollo Investment Corporation (NASDAQ: AINV), since November 2007 and as a director of Kindred Healthcare, Inc. (NYSE: KND), a healthcare services company, since April 2009. Mr. Kleisner received a B.A. in Hotel Management from Michigan State University, completed advanced studies at the University of Virginia, Darden School of Business and attended The Catholic University of America. Mr. Kleisner was selected to serve as a director on our board of directors because of his strong operating, management and real estate investment experience.

Hope S. Taitz. Ms. Taitz is one of our directors. Ms. Taitz currently acts as a consultant in the retail/consumer industries. From 1995 to 2004, Ms. Taitz was managing partner of Catalyst Partners, L.P., a money management firm focused on special situations in both debt and equity in sectors including retail, consumer, and specialty finance. From 1990 to 1992, Ms. Taitz was a Vice President at The Argosy Group (now part of the Canadian Imperial Bank of Commerce (CIBC)) specializing in financial restructuring before becoming a Managing Director at Crystal Asset Management, from 1992 to 1995. From 1986 to 1990, Ms. Taitz was at Drexel Burnham Lambert, first as a mergers and acquisitions analyst and then as an associate in the leveraged buyout group. Ms. Taitz is a founding executive member of Youth Renewal Fund and a current member of the board of directors of Pencils of Promise. Ms. Taitz graduated with honors from the University of Pennsylvania with a B.A. in economics. Ms. Taitz’s extensive background in finance and management enhances the breadth of experience of our board of directors.

Executive and Director Compensation

Compensation of Directors

We pay a $75,000 annual base director’s fee to each of our independent directors. Base directors’ fees are paid 50% in cash and 50% in restricted shares of common stock, which will vest in equal installments, after issuance, on the first business day of each fiscal quarter over three years. In addition, each independent director who serves as the chairperson of the audit, compensation and nominating and corporate governance committees receives an annual cash retainer of $20,000, $5,000 and $5,000, respectively and each other independent director who serves on the audit, compensation and nominating and corporate governance committees receives an annual cash retainer of $10,000, $2,000 and $2,000, respectively. Each independent director receives a fee of $1,500 for attending each full board of directors meeting. We also reimburse all members of our board of directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

Our independent directors are also eligible to receive restricted shares of common stock, stock options, phantom shares, dividend equivalent rights and other equity-based awards under our 2011 equity incentive plan. In addition, each of our independent directors received 5,000 restricted shares of common stock upon completion of the IPO. These restricted shares of common stock vest in equal installments on the first business day of each fiscal quarter over a period of three years from the date of grant.

We pay directors’ fees only to those directors who are independent under the NYSE listing standards.

Executive Compensation

Because our management agreement provides that our Manager is responsible for managing our affairs, our officers, who are employees of our Manager, do not receive cash compensation from us for serving as our officers. However, we reimburse our Manager or its affiliates for the allocable share of the compensation, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits, paid to (1) our Chief Financial Officer based on the percentage of his time spent on our affairs and (2) other corporate finance, tax, accounting, internal audit, legal risk management, operations, compliance and other non-investment personnel of our Manager and its affiliates who spend all or a portion of their time managing our affairs based upon the percentage of time devoted by such personnel to our affairs. In their capacities as officers or personnel of our Manager or its affiliates, they devote such portion of their time to our affairs as is necessary to enable us to operate our business.

We granted our officers, our Manager’s personnel and our Manager 31,250 restricted stock units upon completion of the IPO. These initial restricted stock units granted to our officers, our Manager’s personnel and our Manager vest in equal installments on the first business day of each fiscal quarter over a period of three years. Following the expiration of the final vesting period, we will deliver shares of non-restricted common stock equal to the number of vested restricted stock units. In addition, the restricted stock units grant the right to receive, with respect to each restricted stock unit, within the first 30 days of the succeeding fiscal year, cash in an amount equal to the cash dividend distributions paid during the preceding fiscal year in the ordinary course on a share of our common stock.

Except for certain equity grants and except as set forth above, our Manager compensates each of our officers. We pay our Manager a management fee and our Manager uses the proceeds from the management fee in part to pay compensation to its officers and personnel. We adopted a 2011 equity incentive plan to provide incentive compensation to our officers, our non-employee directors, our Manager’s personnel and other service providers to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel. See “—2011 Equity Incentive Plan” for detailed description of our 2011 equity incentive plan.

Corporate Governance—Board of Directors and Committees

Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business. A majority of our board of directors is “independent,” as determined by the requirements of the NYSE. Our directors keep informed about our business by attendance at meetings of our board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Our board of directors has formed an audit committee, a compensation committee and a nominating and corporate governance committee and adopted charters for each of these committees. Each of these committees is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the compensation committee is composed exclusively of individuals who are, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors and, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit Committee

The audit committee is comprised of Messrs. Christopoul, Kleisner and Biderman, each of whom is an independent director and “financially literate” under the rules of the NYSE. The audit committee is responsible for engaging independent certified public accountants, preparing audit committee reports, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

The compensation committee is comprised of Messrs. Christopoul and Kleisner and Ms. Taitz, each of whom is an independent director under the NYSE listing standards. Mr. Christopoul chairs our compensation committee. The principal functions of the compensation committee is to (1) evaluate the performance of our officers, (2) review the compensation payable to our officers, (3) evaluate the performance of our Manager, (4) review the compensation and fees payable to our Manager under the management agreement, (5) prepare compensation committee reports and (6) administer the issuance of any equity-based awards issued to the personnel of our Manager who provide services to us.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is comprised of Ms. Taitz and Mr. Biderman, each of whom is an independent director under the NYSE listing standards. Ms. Taitz chairs our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for seeking, considering and recommending to the board qualified candidates for election as directors and approves and recommends to the full board of directors the appointment of each of our officers.

The committee also periodically prepares and submits to the board of directors for adoption its selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the board and our corporate governance and annually recommends to the board of directors nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and report thereon to the board.

Code of Business Conduct and Ethics

Our board of directors has established a code of business conduct and ethics that applies to our officers and directors and to our Manager’s officers, directors and personnel when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our officers or directors may be made only by our board of directors or one of our board committees specifically authorized to execute such waiver and will be promptly disclosed to our stockholders and as required by law or stock exchange regulations. Waivers of our code of business conduct and ethics for our personnel other than our executive officers and directors may be made by our Chief Executive Officer or President, but only upon such personnel making full disclosure in advance of the transaction in question.

Conflicts of Interest

We do not have any employees and we rely completely on our Manager to provide us with investment and advisory services. Our Chairman, Chief Executive Officer and Chief Financial Officer also serve as officers of our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees, expense reimbursements and other amounts payable to our Manager, may not be as favorable to us as if it had been negotiated at arm’s length between unaffiliated third parties.

Certain of our officers and directors, and the officers and other personnel of our Manager, also serve or may serve as officers, directors or partners of Apollo as well as Apollo sponsored funds, including new affiliated potential pooled investment vehicles or managed accounts not yet established, whether managed or sponsored by Apollo’s affiliates or our Manager (we refer to all of the foregoing as Other Apollo Vehicles). Accordingly, the ability of our Manager and its officers and other personnel to engage in other business activities may reduce the time our Manager spends managing our business. In addition, officers and other personnel of our Manager may have obligations to those entities, the fulfillment of which might not be in the best interests of us or our stockholders.

Our Manager and Apollo Global Management, LLC have agreed that, for so long as our management agreement is in effect and Apollo Global Management, LLC controls our Manager, neither they nor any entity controlled by Apollo Global Management, LLC will sponsor or manage any U.S. publicly traded REIT that invests primarily in the asset classes described in “Prospectus Summary—Our Target Assets” other than us. However, our Manager, Apollo Global Management, LLC and their respective affiliates may sponsor or manage another U.S. publicly traded REIT that invests generally in real estate assets but not primarily in our target assets. In September 2009, Apollo launched ARI which originates, acquires, invests in and manages performing commercial first mortgage loans, commercial mortgaged-backed securities, mezzanine financings and other commercial real estate-related debt investments in the United States.

A private equity fund managed by Apollo has made an investment in and controls Vantium, an entity that invests in residential mortgages and other related assets. Vantium is in the process of winding down its existing portfolio of mortgage assets and has ceased acquiring assets. In addition, another affiliate of Apollo manages through certain separate accounts a portfolio of RMBS and other mortgage related assets. Other than Vantium and the separate accounts, no existing Other Apollo Vehicle currently focuses on our target asset classes as part of its core investment strategy and no existing Other Apollo Vehicle currently holds significant investments in our target assets. However, it is possible that in the future such Other Apollo Vehicles as well as existing or future separate accounts managed by Apollo may from time to time acquire our target assets as a part of their larger business strategies. To the extent such Other Apollo Vehicles or such other separate accounts that may be organized in the future seek to acquire our target assets, the scope of opportunities otherwise available to us may be adversely affected and/or reduced. Our Manager and Apollo have an investment allocation policy in place that is intended to ensure that every Apollo vehicle, including our company, is treated in a manner that, over time, is fair and equitable. According to this policy, investments may be allocated by taking into account factors, including but not limited to, available capital and net asset value of the investment vehicles, suitability of the investment, order size, investment objectives, permitted leverage and available financing, current income expectations, the size, liquidity and duration of the available investment, seniority and other capital structure considerations and the tax implications of an investment. In certain circumstances, the allocation policy provides for the allocation of investments pursuant to a pre-defined arrangement that is other than pro-rata. The investment allocation policy may be amended by our Manager and Apollo at any time without our consent.

In addition to the fees payable to our Manager under the management agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize our residential mortgage loans, Apollo and/or our Manager may act as collateral manager. In addition, an affiliate of Apollo may act as servicer for some of our mortgage loans or for any securitization vehicles we may establish. In any of these or other capacities, Apollo and/or our Manager may receive market based fees for their roles, but only if approved by a majority of our independent directors.

We may, in the future, invest in, acquire or sell assets to joint ventures with affiliates of Apollo or co-invest with, purchase assets from, sell assets to or arrange financing from or provide financing to Other Apollo Vehicles. Any such transactions will require approval by a majority of our independent directors under our management agreement. In certain instances we may invest alongside Other Apollo Vehicles in different parts of the capital structure of the same issuer. Depending on the size and nature of such investment, such transactions may require approval by a majority of our independent directors. To the extent we co-invest with Other Apollo Vehicles, we will not be responsible for fees other than as set forth in our management agreement, except our proportionate share of fees if approved by a majority of our independent directors.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors and executive officers, as well as employees of our Manager, from engaging in any transaction that involves an actual conflict of interest with us except under guidelines approved by our board of directors. Directors, executive officers and personnel of the Manager who are employees of Apollo are also subject to Apollo’s Code of Business Conduct and Ethics.

2011 Equity Incentive Plan

On July 21, 2011 we adopted a 2011 equity incentive plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates, and any joint venture affiliates of ours. The 2011 equity incentive plan is administered by a committee (which may be the compensation committee) appointed by our board of directors. The 2011 equity incentive plan permits the granting of stock options, restricted shares of common stock, restricted stock units, phantom shares, dividend equivalent rights and other equity-based awards. We have granted restricted stock units to our officers, our Manager’s personnel and our Manager. The restricted stock units granted to our officers, our Manager’s personnel and our Manager will vest in equal installments on the first business day of each fiscal quarter over a period of three years. Following the expiration of the final vesting period, we will deliver shares of non-restricted common stock equal to the number of vested restricted stock units. In addition, the restricted stock units grant the right to receive, with respect to each restricted stock unit, within the first 30 days of the succeeding fiscal year, cash in an amount equal to the cash dividend distributions paid during the fiscal year in the ordinary course on a share of our common stock.

Administration

The committee appointed by our board of directors to administer the 2011 equity incentive plan has the full authority to administer and interpret the 2011 equity incentive plan, to authorize the granting of awards, to determine the eligibility directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates, and any joint venture affiliates of ours to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the 2011 equity incentive plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2011 equity incentive plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2011 equity incentive plan or the administration or interpretation thereof. In connection with this authority, the committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The 2011 equity incentive plan is administered by a committee consisting of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code and intend that grant be exempt from the restriction of Section 162(m), qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code, or, if no committee exists, the board of directors. References below to the committee include a reference to the board of directors for those periods in which the board of directors is acting.

Available Shares

Our 2011 equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of 5.0% of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of the award. If an option or other award granted under the 2011 equity incentive plan expires or terminates, the shares subject to any portion of the award that expires, forfeits or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of directors, no new award may be granted under the 2011 equity incentive plan after the tenth anniversary of the earlier of the date that such plan was initially approved by (i) our board of directors or (ii) our stockholders. No award may be granted under our 2011 equity incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person would own or be deemed to own more than 9.8% of the outstanding shares of our common stock. Each independent director received 5,000 restricted shares of common stock upon completion of the IPO and the Private Placement and 2,000 restricted shares of common stock in April 2012 in connection with their annual base directors’ fees. In addition, upon completion of the IPO and the Private Placement our officers, our Manager’s personnel and our Manager received 31,250 restricted stock units under our 2011 equity incentive plan. The shares of common stock underlying these restricted stock units, together with the restricted shares of common stock granted to our independent directors, represented 0.3% of the aggregate issued and outstanding shares of our common stock as of December 31, 2011. These initial restricted shares of common stock and the restricted stock units granted to our independent directors, our officers, our Manager’s personnel and our Manager vest in equal installments on the first business day of each fiscal quarter over a period of three years. With respect to the restricted stock units, following the expiration of the final vesting period, we will deliver shares of non-restricted common stock equal to the number of vested restricted stock units.

Awards Under the Plan

Stock Options. The terms of specific options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by the committee. The exercise price of an option shall be determined by the committee and reflected in the applicable award agreement. The exercise price with respect to incentive stock options may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan) of the fair market value of our common stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan). Options will be exercisable at such times and subject to such terms as determined by the committee.

Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as the committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the committee may determine. A participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares of common stock.

Although dividends will be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are prohibited from selling such shares until they vest.

Phantom Shares. Phantom shares, when issued, will reduce the number of shares available for grant under the 2011 equity incentive plan and will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of common stock, or, if provided by the committee, the right to receive the fair market value of a share of common stock in excess of a base value established by the committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or the committee, as may be provided by the committee at grant). The committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years.

Dividend Equivalents. A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends paid on shares of common stock otherwise subject to an award. The committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of common stock. The committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Restricted Stock Units. Restricted stock units represent a promise to pay shares of our common stock (or a cash amount equal to the value thereof) upon the completion of a vesting period. Dividend equivalents generally are granted with restricted stock units and are earned during the vesting period, and paid in the year following the year to which they relate.

Other Share-Based Awards. The 2011 equity incentive plan authorizes the granting of other awards based upon shares of our common stock (including the grant of securities convertible into shares of common stock and share appreciation rights), subject to terms and conditions established at the time of grant.

Change in Control

Upon a change in control (as defined in the 2011 equity incentive plan), the committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the committee determines that the adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments) and provided that any discretionary increase in the aggregate number of shares issuable under the 2011 equity incentive plan must be approved by our board of directors.

Other Changes

Our board of directors may amend, alter, suspend or discontinue the 2011 equity incentive plan but cannot take any action that would impair the rights of a participant’s existing grants. To the extent necessary and desirable (including, as required by law or any stock exchange rules), the board of directors must obtain approval of our stockholders for any amendment that would:

•	other than through adjustment as provided in the 2011 equity incentive plan, increase the total number of shares of common stock reserved for issuance under the 2011 equity incentive plan; or

•	change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2011 equity incentive plan.

The committee or our board of directors may amend the terms of any award granted under the 2011 equity incentive plan, prospectively or retroactively, but, generally may not impair the rights of any participant without his or her consent.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to us and our stockholders to the maximum extent permitted by Maryland law.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company or (2) any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his or her service in such capacity or capacities. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of our company in any of the capacities described above and any employee or agent of our company or of any predecessor.

We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

“Apollo” License Agreement

We have entered into a license agreement with Apollo pursuant to which Apollo has granted us a non-exclusive, royalty free license to use the name “Apollo.” Other than with respect to this license, we have no legal right to use the “Apollo” name. In the event the management agreement is terminated, we would be required to change our name to eliminate the use of “Apollo.”

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of April 13, 2012 regarding the beneficial ownership of our common stock by:

•	each of our directors;

•	each of our executive officers;

•	each holder known to us of 5% or more of each class of our capital stock; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the persons listed below is the address of our principal executive office, 9 West 57th Street, 43rd Floor, New York, New York 10019.

	Common stock beneficially owned(1)
Name	Common Stock	Total	Percentage of class
Executive Officers and Directors
Marc E. Becker	—	—	—
Mark C. Biderman	12,040	12,040	*
Thomas D. Christopoul	7,040	7,040	*
Frederick N. Khedouri	10,000	10,000	*
Frederick J. Kleisner	7,040	7,040	*
Justin Stevens	—	—	—
Hope S. Taitz	7,040	7,040	*
Michael A. Commaroto	50,000	50,000	*
Stuart A. Rothstein	5,000	5,000	*
All directors and executive officers as a group*	98,160	98,160	*

Greater than 5% Beneficial Holders
Pine River Capital Management L.P. and Brian Taylor(2)	1,268,655	1,268,655	12.4%
Pine River Master Fund Ltd.(2)	599,339	599,339	5.8%
Pine River Fixed Income Master Fund Ltd.(2)	511,491	511,491	5.0%
Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC(3)	881,000	881,000	8.6%
Wellington Management Company, LLP(4)	1,016,730	1,016,730	9.9%

*	Represents less than 1% of the shares of common stock outstanding.
(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the completion of this offering. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(2)	Based on the information provided in a Schedule 13G/A filed on January 31, 2012, (i) each of Pine River Capital Management L.P. and Brian Taylor has shared voting power with respect to 1,268,655 shares of our common stock and shared dispositive power with respect to 1,268,655 shares of our common stock; (ii) Pine River Master Fund Ltd. has shared voting power with respect to 599,339 shares of our common stock and shared dispositive power with respect to 599,339 shares of our common stock; and (iii) Pine River Fixed Income Master Fund Ltd. has shared voting power with respect to 511,491 shares of our common stock and shared dispositive power with respect to 511,491 shares of our common stock, which, in each case, does not include any shares issued or repurchased since the date of the Schedule 13G/A. The address of each of Brian Taylor, Pine River Capital Management L.P., Pine River Master Fund Ltd. and Pine River Fixed Income Master Fund Ltd. is 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305.

(3)	Based on information provided in a Schedule 13G filed on February 10, 2012, Goldman Sachs Asset Management Company, L.P. reported shared voting power with respect to 881,000 shares of our common stock beneficially owned by it and shared dispositive power of such shares. The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 8.6% which does not include any shares issued or repurchased since such percentage was calculated for purposes of the Schedule 13G. The address of Goldman Sachs Asset Management Company L.P. is 200 West Street, New York, NY 10282.
(4)	Based on information provided in a Schedule 13G filed on February 14, 2012. Wellington Management Company, LLP reported shared voting power with respect to 1,016,730 shares of our common stock beneficially owned by it and shared dispositive power of such shares. The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 9.9% which does not include any shares issued or repurchased since such percentage was calculated for purposes of the Schedule 13G. The address of Wellington Management Company, LLP is 280 Congress Street, 43rd Floor, Boston, MA 02210.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

We have entered into a management agreement with our Manager, pursuant to which our Manager provides the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. The management agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us, under certain circumstances. We are also obligated to reimburse certain expenses incurred by our Manager. Our Manager is entitled to receive from us a management fee. See “Our Manager and the Management Agreement—Management Agreement.”

Our officers also are employees of our Manager and its affiliates. As a result, the management agreement between us and our Manager was negotiated between related parties, and its terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated with unaffiliated third parties. See “Our Management—Conflicts of Interest” in this prospectus and “Risk Factors” as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 which is incorporated by reference into this prospectus, specifically, “Risk Factors—Risks Related to the Company’s Relationship with its Manager—There are various conflicts of interest in the Company’s relationship with Apollo which could result in decisions that are not in the best interests of its stockholders.”

Our management agreement is intended to provide us with access to Apollo’s private equity, capital markets, credit and distressed debt investment teams, as well as assistance with corporate operations, legal and compliance functions and governance, as well as assistance with corporate operations, legal and compliance functions and governance.

“Apollo” License Agreement

We have entered into a license agreement with Apollo, pursuant to which Apollo has granted us a non-exclusive, royalty free license to use the name “Apollo.” See “Our Management—“Apollo” License Agreement.”

Restricted Common Stock and Other Equity-Based Awards

Under our 2011 equity incentive plan, the compensation committee of our board of directors is authorized to approve grants of equity-based awards to our Manager, its personnel and its affiliates. Upon completion of the IPO and the Private Placement, we granted 31,250 restricted stock units to our officers, our Manager’s personnel and our Manager and 20,000 restricted shares of common stock to our independent directors. The shares of common stock underlying these restricted stock units, which together with the restricted shares of common stock granted to our independent directors, represented 0.5% of the aggregate issued and outstanding shares of our common stock as of December 31, 2011. The restricted shares of common stock and the restricted stock units granted to our independent directors, our officers, our Manager’s personnel and our Manager vest in equal installments on the first business day of each fiscal quarter over a period of three years. With respect to the restricted stock units, following the expiration of the final vesting period, we will deliver shares of non-restricted common stock equal to the number of vested restricted stock units. In addition, the restricted stock units grant the right to receive, with respect to each restricted stock unit, within the first 30 days of the succeeding fiscal year, cash in an amount equal to the cash dividend distributions paid during the fiscal year in the ordinary course on a share of our common stock. See “Our Management—2011 Equity Incentive Plan.”

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates the liability of our directors and officers to us and our stockholders to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of a corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registration Rights

We have entered into a registration rights agreement with Apollo Principal Holdings I, L.P., Michael Commaroto, Paul Mangione and Keith Rosenbloom, with respect to the common stock owned by such entity and individuals purchased in the Private Placement upon the completion of our IPO in July 2011. Pursuant to the registration rights agreement, we granted to the aforementioned entity and individuals, (1) unlimited demand registration rights to have the shares purchased by them in the Private Placement registered for resale, and (2) in certain circumstances, the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering. These registration rights with respect to our common stock will only become applicable 12 months after the date of our IPO. Notwithstanding the foregoing, any registration is subject to cutback provisions, and we are permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and our bylaws, copies of which will be available before the closing of this offering from us upon request. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue with the approval of a majority of our entire board of directors and without stockholder approval. As of April 13, 2012, 10,282,847 shares of common stock were issued and outstanding. We have not issued any shares of preferred stock. Under Maryland law, our stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

All of the shares of common stock offered by this prospectus will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of outstanding shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of outstanding shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

The shares of common stock that we are offering will be issued by us and do not represent any interest in or obligation of our Manager, Apollo or any of their affiliates. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guaranty association coverage or any similar protection.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no pre-emptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter.

Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our stock, and the vote required to amend such provisions, which must be approved by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast on the amendment) may be approved by a majority of all of the votes entitled to be cast on the matter.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over our common stock, and authorize us to issue the newly-classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Our board of directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded. Therefore, our board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock. We refer to these limits collectively as the “ownership limit.” An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of our stock described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares of our stock.

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of directors in order to determine or ensure our qualification as a REIT. Our board of directors has created an excepted holder limit for Apollo and certain of its affiliates. The excepted holder limit, which our board of directors approved, allows Apollo and certain of its affiliates, together as an excepted holder, to hold up to 25% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 25% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors has also established an exemption from the ownership limit for another group of commonly controlled private funds (not affiliated with Apollo) to collectively hold up to the greater of 1,540,500 shares of our common stock or 15% of our common stock.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding or we would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of any other class or series, as applicable, in excess of such percentage ownership of our common stock or stock of all classes and series will be in violation of the ownership limit.

Our charter further prohibits:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our stock, or who would have owned shares of our stock transferred to a trust as described below, must immediately give us written notice of the event or, in the case of an attempted or proposed transaction, must give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our stock as described above is no longer required in order for us to qualify as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our board of directors or in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we accept, or our designee accepts, such offer. We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our stock, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

SHARES ELIGIBLE FOR FUTURE SALE

Our shares of common stock began trading on the NYSE under the symbol “AMTG” on July 22, 2011. Upon completion of this offering, we will have 24,182,847 shares of common stock outstanding (26,267,847 shares if the underwriters’ option to purchase additional shares is exercised in full). Of these shares, 10,000,000 shares sold in our IPO and the 13,900,000 shares sold in this offering (15,985,000 shares if the underwriters’ option to purchase additional shares is exercised in full) are or will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership and transfer set forth in our charter, and except for any shares purchased in this offering by our “affiliates,” as that term is defined by Rule 144 under the Securities Act. Concurrent with the consummation of our IPO, 250,000 shares of our common stock were sold to Apollo and certain of its affiliates, including our officers, in the Private Placement. Further, 28,160 shares of restricted stock have been granted to our independent directors under our 2011 equity incentive plan. In addition, 31,250 shares of our common stock are issuable on July 1, 2014 upon the settlement of restricted stock units granted to our officers, our Manager’s personnel and our Manager under our 2011 equity incentive plan. The restricted stock grants and the shares underlying the restricted stock units are subject to vesting over a three-year period from the date of grant.

Our common stock began trading on the NYSE under the symbol “AMTG” on July 22, 2011. No prediction can be made as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices of the shares of our common stock. See “Risk Factors—Risks Related to Our Common Stock” in this prospectus and “Risk Factors—Risks Related to the Company’s Common Stock” as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 which is incorporated by reference into this prospectus.

For a description of certain restrictions on ownership and transfer of shares of our common stock, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Grants under 2011 Equity Incentive Plan

On July 27, 2011, we filed with the SEC a Registration Statement on Form S-8 covering the shares of our common stock issuable under our 2011 equity incentive plan. Shares of our common stock covered by this Registration Statement, including any shares of our common stock underlying restricted stock units issued under this Registration Statement or shares of our common stock issuable upon the exercise of options, are eligible for transfer or resale without restriction under the Securities Act unless held by affiliates.

Rule 144

250,000 shares of restricted common stock were issued to certain affiliates and personnel of Apollo, including personnel of our Manager, in the Private Placement, and 28,160 shares of restricted common stock have been granted to our independent directors and 31,250 restricted stock units have been granted to our officers, our Manager’s personnel and our Manager under our 2011 equity incentive plan. These shares of restricted common stock are, and the shares underlying the restricted stock units will, when delivered, be “restricted” securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Lock-up Agreements

Our directors and executive officers, Apollo and certain of its affiliates and personnel, including personnel of our Manager, have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus, may not, without the prior written consent of Morgan Stanley & Co. LLC, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. However, with respect to our directors and executive officers, the restrictions described above shall not apply to bona fide gifts or transfers to family members or trusts for the direct or indirect benefit of the director or executive officer or his or her family members, provided in each case that the transferee agrees in writing to be bound by the terms of the lock-up agreement. In addition, with respect to Apollo and certain of its affiliates, the restrictions described above shall not apply to transfers to their shareholders, members, partners and other equity owners, provided that the transferee agrees in writing to be bound by the terms of the lock-up agreement.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND

OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws, copies of which are available before the closing of this offering from us upon request.

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established only by our board of directors but may not be fewer than the minimum required under the MGCL, which is one, and our bylaws provide that the number of our directors may not be more than 15. Subject to the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

At each annual meeting of our stockholders, our stockholders will elect each of our directors to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. A plurality of the votes cast in the election of directors is sufficient to elect a director and holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors at any annual meeting.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed with or without cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast on the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and any other person, provided, that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person), (2) between us and Apollo and its affiliates and associates and (3) persons acting in concert with any of the foregoing. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance by our company with the supermajority vote requirements and other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast by stockholders on the matter, excluding the holders of shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivering an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to, among other things, (a) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide for:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected in our charter to be subject to the provision of subtitle 8 that provides that vacancies on our board may be filled only by the remaining directors and (if our board is classified in the future) for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the board, with or without cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, our chief executive officer, our president or the board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendment to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of directors and the restrictions on ownership and transfer of our shares of stock, and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Our Company

The dissolution of our company must be advised by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and who has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of such nominee and who has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to us and our stockholders to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only Apollo Residential Mortgage, Inc., and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	RICs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us; and

•	except to the extent discussed below, tax-exempt organizations and non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF US AS A REIT AND HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX

CONSEQUENCES OF THE HOLDING AND DISPOSITION OF OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of Our Company—General

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 2011. We believe that we have been organized and operated and we intend to continue to be organized and to operate in a manner that will allow us to continue to qualify for taxation as a REIT under the Internal Revenue Code.

The law firm of Clifford Chance US LLP has acted as our counsel in connection with this offering. We will receive the opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ended December 31, 2011, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP will be based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Additionally, the opinion of Clifford Chance US LLP will be conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that they and we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in mortgage loan securitizations the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized and operated, and we intend to continue to operate, so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of shares of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not have been reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

For tax years through 2012, stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2012. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “—Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset test that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the required distribution, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•

If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•

We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or REMIC) to the extent that our common stock is held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. See “—Effect of Subsidiary Entities—Taxable Mortgage Pools” and “—Excess Inclusion Income.”

•

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

•	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)	that uses a calendar year for U.S. federal income tax purposes;

(9)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

(10)	which meets other tests, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year; and that conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above. Our charter provides restrictions regarding the ownership and transfer of shares of our stock, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of shares of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of shares of our stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

For purposes of condition (8), we have adopted December 31 as our year end, and thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including equity interests in any lower tier partnerships) is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders. We anticipate that we may make TRS elections with respect to certain entities we may form in the future, which would allow such entities to invest in assets and engage in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the

REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). We may hold assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our total assets. To the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on “prohibited transactions,” such loans will be acquired by a TRS. If dividends are paid to us by one or more TRSs we own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible through 2012 for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Stockholders” and “—Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations that have two or more maturities, and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs. Specifically, we may securitize RMBS or mortgage loans that we acquire and such securitizations may result in us owning interests in a TMP. To the extent that we do so, we may enter into such transactions through a qualified REIT subsidiary. We would be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered equity for U.S. federal income tax purposes in order to ensure that such entity remains a qualified REIT subsidiary.

A TMP generally is treated as a corporation for U.S. federal income tax purposes; it cannot be included in any consolidated U.S. federal corporate income tax return. However, special rules apply to a REIT, a portion of a

REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. See “—Excess Inclusion Income.”

If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to U.S. federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary that would become a TMP, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests, but we cannot assure you that we will be successful in this effort.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date of our binding commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

In the event that we invest in a mortgage loan that is fully secured by both real property and other property, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year.

Revenue Procedure 2011-16 interprets the “principal amount” of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest rather than principal. Any mortgage loan that we invest in that is not fully secured by real property may therefore be subject to the interest apportionment rules and the position taken in IRS Revenue Procedure 2011-16 as described above. We expect that all or most of the mortgage loans that we acquire will be secured only by real property and no other property value will be taken into account in our underwriting process.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property. In connection with the recently expanded HARP program, the IRS recently issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% REIT gross income test. For this purpose, a REMIC is an “eligible REMIC” if (i) the REMIC has received a guarantee from Fannie Mae or Freddie Mac that will allow the REMIC to make any principal and interest payments on its regular and residual interests and (ii) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of the gross income derived from the interest as qualifying income for the purpose of the 75% REIT gross income test. However, the remaining portion of such income would not generally be qualifying income for the purpose of the 75% REIT gross income test, which could adversely affect our ability to qualify as a REIT.

We may purchase agency securities through “to-be-announced” forward contracts, or TBAs, and may recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. There is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Consequently, our ability to enter into dollar roll transactions and other dispositions of TBA could be limited. No assurance can be given that the IRS will treat such income as qualifying income. We do not expect to have significant income from the disposition of TBAs, and therefore do not expect such income to adversely affect our ability to meet the 75% and 95% gross income tests. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.

We believe that the interest income that we receive from our mortgage-related investments and securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In the case of a mortgage loan that is not fully secured, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

We expect that the RMBS that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from such RMBS will be qualifying income for the 95% gross income test. In the case of RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our income derived from the REMIC interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from RMBS will be qualifying income for purposes of the REIT gross income tests.

Fee Income

We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either the 75% or 95% gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including hedging instruments such as interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, IO Strips, options, futures contracts, forward rate agreements, similar financial instruments or other financial instruments that we deem appropriate. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurances we will be successful in this regard.

Rents from Real Property

Although we do not intend to own rental properties, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations. We intend to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance we will be successful in this regard.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the greater of 150% of our direct cost in furnishing or rendering the services or the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of a debt instrument. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the RMBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the RMBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on RMBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the RMBS are not made.

We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes.

In addition, in the event that any debt instruments or RMBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to private lenders to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving our failure to satisfy the gross income tests, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be a significant amount.

Asset Tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of RMBS and mortgage loans. Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. As further discussed above under “—Gross Income Tests—Interest Income,” the IRS has recently issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests. The remaining 20% of the value of the REIT’s interest in the REMIC would not qualify as a real estate asset for purposes of the REIT asset tests and could adversely affect our ability to qualify as a REIT. In the case of any interests in grantor trusts, we would be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% of the value of our total assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We expect that the assets comprising our mortgage-related investments and securities that we own generally will be qualifying assets for purposes of the 75% asset test, and that our holdings of TRSs and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets. We do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in our TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the REIT asset tests, and could fail to qualify as a REIT.

A mortgage loan that we own will generally be treated as a real estate asset for purposes of the 75% asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal or greater to the principal amount of the loan. In the event that we invest in a mortgage loan that is secured by both real property and other property, Revenue Procedure 2011-16 may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. The interest apportionment rules apply if the mortgage loan in question is secured by both real property and other property. We expect that all or most of the mortgage loans that we acquire will be secured only by real property and no other property value will be taken into account in our underwriting process. Pursuant to Revenue Procedure 2011-16, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date. However, uncertainties exist regarding the application of Revenue Procedure 2011-16, particularly with respect to the proper treatment under the asset tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

In addition, we intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any repurchase agreement and that the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

We may purchase Agency RMBS through TBAs. The law is unclear regarding whether TBAs will be qualifying assets for purposes of the 75% asset test. Accordingly, our ability to purchase Agency RMBS through TBAs could be limited. We do not expect TBAs to comprise a significant portion of our assets and therefore do not expect TBAs to adversely affect our ability to meet the REIT asset tests. No assurance can be given that the IRS would treat TBAs as qualifying assets. In the event that such assets are determined to be non-qualifying, we could be subject to a penalty tax or we could fail to qualify as a REIT if the value of our TBAs, together with our non-qualifying assets for the 75% asset test, exceeded 25% of our total assets at the end of any calendar quarter.

Failure to Satisfy the Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid U.S. federal corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes, resulting in original issue discount, such that we will be required to include in our income a portion of the original issue discount each year that the instrument is held before we receive any corresponding cash. Furthermore, we will likely invest in assets that accrue market discount, which may require us to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, to use cash reserves, to liquidate non cash assets at rates or times we regard as unfavorable, or to pay dividends in the form of taxable in-kind distributions of property including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock. We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Excess Inclusion Income

A portion of our income from a TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” A REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. We are required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	in the case of a stockholder that is a REIT, a RIC, or a common trust fund or other pass through entity, is considered excess inclusion income of such entity,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax,

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders, and

•

is taxable (at the highest U.S. federal corporate tax rate, currently 35%) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method.

Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we will have an interest to ensure that they will not adversely affect our qualification as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15% through 2012, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable (through 2012) to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2012) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of our common stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares of our common stock, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held our common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)	the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

(b)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of our Company—General” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Effect of Subsidiary Entities—Taxable Mortgage Pools” and “—Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Our Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in our common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2012, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2012) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Foreign Accounts

Dividends paid after December 31, 2013, and gross proceeds from the sale or other disposition of our common stock paid after December 31, 2014, to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our common stock. See “—Foreign Accounts” below.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) our common stock is not otherwise used in an unrelated trade or business and (3) we do not hold an asset that gives rise to “excess inclusion income” (see “—Effect of Subsidiary Entities,” and “—Excess Inclusion Income”), distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, it is possible that a portion of our dividends received by a tax-exempt stockholder will be treated as UBTI.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI, unless they are able to properly exclude certain amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Non-U.S. stockholders should consult their tax advisors concerning the U.S. federal estate consequences of ownership of our common stock.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that would result in a portion of our dividends being considered excess inclusion income, and accordingly, it is possible that a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (A) our common stock constitutes a U.S. real property interest, or USRPI, or (B) either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. As described below, we do not expect shares of our common stock to constitute USRPIs.

Capital Gain Dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to

U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. Our common stock is regularly traded on an established securities market in the United States. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Taxation of Non-U.S. Stockholders—Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year). We do not anticipate that a material portion of our assets will constitute USRPIs.

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular stockholder, our common stock will constitute a USRPI only if each of the following three statements is true:

(a)	Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

(b)	We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. Although we believe that we will be a domestically-controlled REIT, because our shares are publicly traded we cannot make any assurance that we will remain a domestically-controlled qualified investment entity; and

(c)	Either (i) our common stock is not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (ii) our common stock is “regularly traded” on an established securities market and the selling non-U.S. stockholder has actually or constructively held over 5% of our outstanding common stock any time during the shorter of the five-year period ending on the date of the sale or the period such selling non-U.S. stockholder held our common stock.

Specific wash sales rules applicable to sales of stock in a domestically-controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale of our common stock even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. stockholder (a) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, and (b) acquires, or enters into a contract or option to acquire, other shares of our common stock during the 61-day period that begins 30 days prior to such ex-dividend date.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder comes within an exempt category and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts

Federal legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders (as defined above) who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The

30% withholding tax, pursuant to proposed Treasury regulations, would be imposed on payments made after December 31, 2013 with respect to dividends, and after December 31, 2014, with respect to gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares of our common stock.

UNDERWRITING

We are offering the shares of common stock described in this prospectus through a number of underwriters. Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as book running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the price of $           per share, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares
Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
JMP Securities LLC
Nomura Securities International, Inc.
Stifel, Nicolaus & Company, Incorporated
RBS Securities Inc.
Total	13,900,000

The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

The difference between the between the price at which the underwriters purchase shares and the price at which underwriters resell such shares may be deemed underwriting compensation. Additionally, we have agreed to reimburse the underwriters for their expenses in an amount of up to $15,000, which may be incurred in connection with the review by the Financial Regulatory Authority, Inc. of the terms of shares offered hereby.

The underwriters are committed to purchase all the shares of our common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters have an option to buy up to 2,085,000 additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus to exercise this option. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses will be approximately $750,000.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed, subject to certain limited exceptions, that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of Morgan Stanley & Co. LLC for a period of 90 days after the date of this prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In addition, Apollo and certain of its affiliates have entered into an agreement with us pursuant to which they have agreed that they will not, without our prior written consent, offer, sell, contract to sell or otherwise dispose of or hedge, or enter into any transaction that is designed to, or could be expected to, result in the disposition of the shares of our common stock purchased in the Private Placement held by Apollo and certain of its affiliates for a period of 12 months after the date of our IPO.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the NYSE under the trading symbol “AMTG.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representative of the underwriters purchases common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over the counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area(1) which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running manager for any such offer; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

(1)	The EU plus Iceland, Norway and Liechtenstein.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

To date, we have entered into master repurchase agreements with 17 counterparties, including Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Nomura Securities International, Inc. and RBS Securities Inc., each of which is an underwriter in this offering. In addition, each of Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, J.P.Morgan Securities LLC, Nomura Securities International, Inc., Stifel, Nicolaus & Company, Incorporated, RBS Securities Inc. and their affiliates have provided Apollo and certain of its affiliates in the past, and may provide to us, our Manager, Apollo and/or certain of their respective affiliates from time to time in the future, certain commercial banking, financial advisory, investment banking, prime brokerage, hedge counterparty, trading and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In the past, certain of the underwriters or affiliates of the underwriters have provided to Apollo credit facilities (including administrative agent and related services) as well as M&A advisory services and secondary market trading services (including swaps and foreign exchange) and have acted as an initial purchaser or underwriter with respect to private or public offerings of certain Apollo securities. In addition, in the past certain of the underwriters or affiliates of the underwriters have provided to certain entities managed by Apollo, certain of the investment funds controlled by Apollo and to certain holding companies, acquisition vehicles and operating portfolio companies owned by those funds services similar to those provided to Apollo, as well as dealer manager and solicitation agent services. In each case, such affiliates of the underwriters received customary fees, commissions and reimbursements of expenses for these transactions and services. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Clifford Chance US LLP, New York, New York. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Clifford Chance US LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus (Commission File No. 333-180213) except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 8, 2012;

2)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2012 in connection with our Annual Meeting of Stockholders to be held on May 8, 2012; and

3)	All other reports filed with the SEC under Section 13(a) or 15(d) of the Exchange Act or proxy or information statements filed under Section 14 of the Exchange Act since December 31, 2011 and before the date of this Registration Statement.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549.

Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

Each person, including any beneficial owner, who receives this prospectus will receive a copy of any report or document incorporated by reference included in but not delivered with this prospectus. If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at 9 West 57th Street, 43rd Floor, New York, New York 10019, Attention: Investor Relations, or contact our offices at (212) 515-3200. The documents may also be accessed on our website at www.ApolloResidentialMortgage.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and file periodic reports, proxy statements and make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

FINANCIAL STATEMENTS

The section “Financial Statements and Supplementary Data” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is incorporated herein by reference.

APPENDIX I

ASSETS UNDER MANAGEMENT

Assets under management refers to the assets Apollo manages or with respect to which Apollo has control, including capital Apollo has the right to call from its investors pursuant to their capital commitments to various Apollo funds. Apollo’s assets under management equals the sum of: (i) the fair value of Apollo’s private equity investments plus the capital that Apollo is entitled to call from its investors pursuant to the terms of such investors’ capital commitments plus non-recallable capital to the extent a fund Apollo manages is within the commitment period in which management fees are calculated based on total commitments to the fund Apollo manages; (ii) the net asset value, or “NAV,” of Apollo’s capital markets funds, other than certain senior credit funds, which are structured as collateralized loan obligations, plus used or available leverage and/or capital commitments; (iii) the gross asset values of Apollo’s real estate entities and the structured portfolio vehicle investments included within the funds Apollo manages, which includes the leverage used by such structured portfolio vehicles; (iv) the incremental value associated with the reinsurance investments of the funds Apollo manages; and (v) the fair value of any other assets that Apollo manages plus unused credit facilities, including capital commitments for investments that may require pre-qualification before investment plus any other capital commitments available for investment that are not otherwise included in the clauses above.

13,900,000 Shares

Common Stock

P R O S P E C T U S

Morgan Stanley

Credit Suisse

J.P. Morgan

JMP Securities

Nomura

Stifel Nicolaus Weisel

RBS

                    , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

Securities and Exchange Commission registration fee	$34,380
Financial Industry Regulatory Authority, Inc. filing fee	$75,500
Legal fees and expenses (including Blue Sky fees)	$350,000
Accounting fees and expenses	$95,000
Printing and engraving expenses	$165,000
Transfer agent fees and expenses	$1,500
Miscellaneous	$28,620

Total	$750,000

Item 32. Sales to Special Parties.

None.

Item 33. Recent Sales of Unregistered Securities.

On July 27, 2011, concurrent with the consummation of the IPO, we completed a concurrent private placement in which we sold 250,000 shares of our common stock to certain affiliates and personnel of Apollo, including personnel of our Manager, at a price of $20.00 per share for aggregate proceeds of $5 million. We did not pay any underwriting discounts or commissions in connection with this concurrent private placement. In conducting this concurrent private placement, we relied upon the exemption from registration provided by Rule 506 of Regulation D, as promulgated under Section 4(2) of the Securities Act of 1933, as amended.

Item 34. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to us and our stockholders to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35. Treatment of Proceeds from Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial Statements and Exhibits.

(a)	Financial Statements. See the financial statements incorporated by reference herein in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 8, 2011.

(b)	Exhibits. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit number		Exhibit description

1.1	*	Form of Underwriting Agreement among Apollo Residential Mortgage, Inc. and the underwriters named therein.

3.1		Articles of Amendment and Restatement of Apollo Residential Mortgage, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-8 (Registration No. 333-175824).

3.2		Amended and Restated Bylaws of Apollo Residential Mortgage, Inc., incorporated by reference to Exhibit 3.2 of the Registrant’s Form S-8 (Registration No. 333-175824).

4.1		Specimen Common Stock Certificate of Apollo Residential Mortgage, Inc., incorporated by reference to Exhibit 4.1 of the Registrant’s Form S-11, as amended (Registration No. 333-172980).

5.1	*	Opinion of Clifford Chance US LLP (including consent of such firm).

8.1	*	Tax Opinion of Clifford Chance US LLP (including consent of such firm).

10.1		Registration Rights Agreement, dated as of July 27, 2011, between Apollo Residential Mortgage, Inc. and the parties named therein, incorporated by reference to Exhibit 10.1 of the Registrant’s Form 10-Q for the period ending September 30, 2011.

10.2		Management Agreement, dated as of July 21, 2011 and effective as of July 27, 2011, between Apollo Residential Mortgage, Inc., ARM Operating, LLC and ARM Manager, LLC, incorporated by reference to Exhibit 10.2 of the Registrant’s Form 10-Q for the period ending September 30, 2011.

10.3		License Agreement dated as of July 21, 2011, between Apollo Residential Mortgage, Inc. and Apollo Global Management, LLC, incorporated by reference to Exhibit 10.3 of the Registrant’s Form 10-Q for the period ending September 30, 2011.

10.4		Apollo Residential Mortgage, Inc. 2011 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 of the Registrant’s Form S-8 (Registration No. 333-175824).

10.5		Form of Restricted Stock Award Agreement, incorporated by reference to Exhibit 10.3 of the Registrant’s Form S-11, as amended (Registration No. 333-172980).

10.6		Form of Restricted Stock Unit Award Agreement, incorporated by reference to Exhibit 10.4 of the Registrant’s Form S-11, as amended (Registration No. 333-172980).

10.7		Private Placement Purchase Agreement, dated as of July 27, 2011, between Apollo Residential Mortgage, Inc. and Apollo Principal Holdings I, L.P, incorporated by reference to Exhibit 10.7 of the Registrant’s Form 10-Q for the period ending September 30, 2011.

10.8		Private Placement Purchase Agreement, dated as of July 27, 2011, between Apollo Residential Mortgage, Inc. and Michael A. Commaroto, incorporated by reference to Exhibit 10.8 of the Registrant’s Form 10-Q for the period ending September 30, 2011.

10.9		Private Placement Purchase Agreement, dated as of July 27, 2011, between Apollo Residential Mortgage, Inc. and Paul Mangione, incorporated by reference to Exhibit 10.9 of the Registrant’s Form 10-Q for the period ending September 30, 2011.

Exhibit number	Exhibit description

10.10	Private Placement Purchase Agreement, dated as of July 27, 2011, between Apollo Residential Mortgage, Inc. and Keith Rosenbloom, incorporated by reference to Exhibit 10.10 of the Registrant’s Form 10-Q for the period ending September 30, 2011.

21.1	List of Subsidiaries of Registrant, incorporated by reference to Exhibit 21.1 of the Registrant’s Form 10-K for the year ending December 31, 2011.

23.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

23.2*	Consent of Clifford Chance US LLP (included in Exhibit 8.1).

23.3*	Consent of Deloitte & Touche LLP.

24.1**	Power of Attorney.

*	Filed herein.
**	Filed previously.

Item 37. Undertakings.

(a)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (or the Securities Act), may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby further undertakes that:

(1)	For purposes of determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 16, 2012.

Apollo Residential Mortgage, Inc.

Date: April 16, 2012	By:	/s/ MICHAEL A. COMMAROTO
	Name:	Michael A. Commaroto
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: April 16, 2012	By:	/s/ MICHAEL A. COMMAROTO
Michael A. Commaroto President and Chief Executive Officer (Principal Executive Officer)

Date: April 16, 2012	By:	/s/ STUART A. ROTHSTEIN
Stuart A. Rothstein Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

Date: April 16, 2012	By:	*
Frederick N. Khedouri Chairman

Date: April 16, 2012	By:	*
Marc E. Becker Director

Date: April 16, 2012	By:	*
Justin Stevens Director

Date: April 16, 2012	By:	*
Mark C. Biderman Director

Date: April 16, 2012	By:	*
Thomas D. Christopoul Director

Date: April 16, 2012	By:	*
Frederick J. Kleisner Director

Date: April 16, 2012	By:	*
Hope S. Taitz Director

*By:	/s/ STUART A. ROTHSTEIN
Stuart A. Rothstein Attorney-in-fact

EXHIBIT INDEX

Exhibit number	Exhibit description

1.1*	Form of Underwriting Agreement among Apollo Residential Mortgage, Inc. and the underwriters named therein.

3.1	Articles of Amendment and Restatement of Apollo Residential Mortgage, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-8 (Registration No. 333-175824).

3.2	Amended and Restated Bylaws of Apollo Residential Mortgage, Inc., incorporated by reference to Exhibit 3.2 of the Registrant’s Form S-8 (Registration No. 333-175824).

4.1	Specimen Common Stock Certificate of Apollo Residential Mortgage, Inc., incorporated by reference to Exhibit 4.1 of the Registrant’s Form S-11, as amended (Registration No. 333-172980).

5.1*	Opinion of Clifford Chance US LLP (including consent of such firm).

8.1*	Tax Opinion of Clifford Chance US LLP (including consent of such firm).

10.1	Registration Rights Agreement, dated as of July 27, 2011, between Apollo Residential Mortgage, Inc. and the parties named therein, incorporated by reference to Exhibit 10.1 of the Registrant’s Form 10-Q for the period ending September 30, 2011.

10.2	Management Agreement, dated as of July 21, 2011 and effective as of July 27, 2011, between Apollo Residential Mortgage, Inc., ARM Operating, LLC and ARM Manager, LLC, incorporated by reference to Exhibit 10.2 of the Registrant’s Form 10-Q for the period ending September 30, 2011.

10.3	License Agreement dated as of July 21, 2011, between Apollo Residential Mortgage, Inc. and Apollo Global Management, LLC, incorporated by reference to Exhibit 10.3 of the Registrant’s Form 10-Q for the period ending September 30, 2011.

10.4	Apollo Residential Mortgage, Inc. 2011 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 of the Registrant’s Form S-8 (Registration No. 333-175824).

10.5	Form of Restricted Stock Award Agreement, incorporated by reference to Exhibit 10.3 of the Registrant’s Form S-11, as amended (Registration No. 333-172980).

10.6	Form of Restricted Stock Unit Award Agreement, incorporated by reference to Exhibit 10.4 of the Registrant’s Form S-11, as amended (Registration No. 333-172980).

10.7	Private Placement Purchase Agreement, dated as of July 27, 2011, between Apollo Residential Mortgage, Inc. and Apollo Principal Holdings I, L.P, incorporated by reference to Exhibit 10.7 of the Registrant’s Form 10-Q for the period ending September 30, 2011.

10.8	Private Placement Purchase Agreement, dated as of July 27, 2011, between Apollo Residential Mortgage, Inc. and Michael A. Commaroto, incorporated by reference to Exhibit 10.8 of the Registrant’s Form 10-Q for the period ending September 30, 2011.

10.9	Private Placement Purchase Agreement, dated as of July 27, 2011, between Apollo Residential Mortgage, Inc. and Paul Mangione, incorporated by reference to Exhibit 10.9 of the Registrant’s Form 10-Q for the period ending September 30, 2011.

10.10	Private Placement Purchase Agreement, dated as of July 27, 2011, between Apollo Residential Mortgage, Inc. and Keith Rosenbloom, incorporated by reference to Exhibit 10.10 of the Registrant’s Form 10-Q for the period ending September 30, 2011.

21.1	List of Subsidiaries of Registrant, incorporated by reference to Exhibit 21.1 of the Registrant’s Form 10-K for the year ending December 31, 2011.

23.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

23.2*	Consent of Clifford Chance US LLP (included in Exhibit 8.1).

23.3*	Consent of Deloitte & Touche LLP.

24.1**	Power of Attorney (included on signature page).

*	Filed herein.
**	Filed previously.

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